EXHIBIT 10.1

Published CUSIP Numbers

Deal: 50219CAE5

Revolving Facility: 50219CAF2

SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT

Dated as of April 15, 2020,

among

LSC COMMUNICATIONS, INC.,
as Borrower,

THE LENDERS PARTY HERETO,

and

BANK OF AMERICA, N.A.,
as Administrative Agent and Issuing Bank
_________________

BANK OF AMERICA, N.A.,

as Sole Lead Arranger and Sole Bookrunner,

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SCHEDULES:

Schedule 1.01A            --              Commitments

Schedule 1.01B            --              Mortgaged Properties

Schedule 1.01C            --              Prepetition Letters of Credit

Schedule 2.08              --              Designated Real Properties

Schedule 3.12              --              Filings

Schedule 3.14              --              Subsidiaries

Schedule 3.22              --              Insurance

Schedule 6.01              --              Existing Indebtedness

Schedule 6.02              --              Existing Liens

Schedule 6.06              --              Existing Transactions with Affiliates

Schedule 6.11              --              Existing Investments

Schedule 9.01              --              Notices

EXHIBITS:

Exhibit A                     --              Form of Assignment and Assumption

Exhibit B                     --              [Reserved]

Exhibit C                     --              [Reserved]

Exhibit D                     --              [Reserved]

Exhibit E                     --              [Reserved]

Exhibit F                     --              [Reserved]

Exhibit G-1                 --              Form U.S. Tax Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit G-2                 --              Form U.S. Tax Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit G-3                 --              Form U.S. Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax                                 Purposes)

Exhibit G-4                 --              Form U.S. Tax Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit H                    --              [Reserved]

Exhibit I                     --              [Reserved]

Exhibit J                     --              [Reserved]

Exhibit K                    --              Form of Committed Loan Notice

Exhibit L                    --              Form of Interim DIP Order

Exhibit M                   --              Form of Notice of Loan Prepayment

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SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of April 15, 2020 (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among LSC COMMUNICATIONS, Inc., a Delaware corporation (the “Borrower”), the LENDERS party hereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent and as Issuing Bank.

PRELIMINARY STATEMENTS:

On April 15, 2020 (the “Petition Date”), the Borrower and the other Loan Parties filed voluntary petitions for relief under Title 11 of the United States Code (as now or hereafter in effect, or any successor thereto, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (such cases being jointly administered under Case No. 20-10950 and are referred to herein collectively as the “Chapter 11 Case”), and such debtor-Loan Parties continue to operate their businesses and manage their properties as debtors and debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

The Borrower has requested that the Lenders provide a senior secured superpriority debtor-in-possession credit facility to the Borrower in an aggregate principal amount not to exceed $100,000,000 (the “DIP Facility”) for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

Each of the Loan Parties acknowledges that such Loan Party will receive substantial direct and indirect benefits by reason of the making of the loans and other financial accommodations to the Loan Parties as provided in this Agreement.

To provide for the security and repayment of all obligations of any kind of the Loan Parties hereunder and under the other Loan Documents, each of the Loan Parties will provide to the Administrative Agent (for the benefit of the Lenders) the Liens, status and protection set forth in the Interim DIP Order and the Final DIP Order.

In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01          Defined Terms .  As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Act” has the meaning assigned to such term in Section 9.14.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

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  “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned to such term in Section 9.01(c).

“Aggregate Exposure” means, with respect to any Lender at any time, the amount of such Lender’s Revolving Commitment then in effect or, if such Revolving Commitment has been terminated, such Lender’s Outstanding Revolving Credit.

“Agreement ” has the meaning assigned to such term in the preamble to this Credit Agreement.

“Alternate Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the Eurodollar Rate plus 1.00%, subject to the interest rate floors set forth in the definition thereof; provided that if the Alternate Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 hereof, then the Alternate Base Rate shall be the greater of clauses  (a) and (b) above and shall be determined without reference to clause (c) above.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Aggregate Exposure of all Lenders represented by the Aggregate Exposure of such Lender (or, if the Commitments have terminated in full and the Outstanding Revolving Credit has been reduced to zero, such percentage immediately prior to such termination, repayment and reduction).

“Applicable Rate” means a rate per annum equal to (a) 6.75% for Eurodollar Loans and (b) 5.75% for ABR Loans.

“Approved Fund” means any Person that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Borrower or any Subsidiary to any Person other than the Borrower or any Subsidiary (includ-

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ing by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Borrower or any of its Subsidiaries other than dispositions of inventory in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1)               transfers of cash and dispositions of Cash Equivalents for fair market value;

(2)              transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 6.03 (other than clause  (c) thereof);

(3)              Restricted Payments not prohibited by Section 6.05 and Investments not prohibited by Section 6.11;

(4)              the creation of any Lien permitted by Section 6.02;

(5)               transfers of assets that are (i) damaged, worn out or obsolete or (ii) replaced by or exchanged for assets of similar suitability and value;

(6)               dispositions of property by any subsidiary to the Borrower or to a wholly owned subsidiary; provided that if the transferor of such property is a Subsidiary Guarantor, the transferee thereof must either be the Borrower or a Subsidiary Guarantor;

(7)               Involuntary Dispositions;

(8)               [reserved];

(9)              licenses, sublicenses, leases or subleases granted to others in the ordinary course of business that do not interfere in any material respect with the business of the Borrower or any Subsidiary; and

(10)              any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $1,000,000.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.17(b).

“Available Revolving Commitment” means, as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect at such time over (b) the sum of such Lender’s Revolving Loans and LC Exposure at such time.

“Avoidance Actions” means actions for preferences, fraudulent conveyances and other avoidance power claims under Sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code.

“Backstop Fee” has the meaning specified in Section  2.09(c).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

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“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bank of America Corporate Card Service Agreement” means that certain Corporate Card Service Agreement dated as of October 1, 2016 by and between LSC Communications US, LLC and Bank of America, N.A., as the same may be amended, supplemented and otherwise modified from time to time.

“Bankruptcy Code” has the meaning specified in the recitals hereto.

“Bankruptcy Court” has the meaning specified in the recitals hereto.

“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III:  A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III:  International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary U.S. federal banking regulatory authority or primary non-U.S. financial regulatory authority, as applicable.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means the Board of Directors of the Borrower or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower Materials” has the meaning assigned to such term in Section 9.17.

“Borrowing” means a Revolving Loan of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

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“Borrowing Date” means any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Budget” means (a) the Initial Budget or (b) the most recent Updated Budget, if any.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, in each case, as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)”.

“Carve-Out” has the meaning given to such term in the Interim DIP Order and, as applicable, the Final DIP Order.

“Cash Equivalents” means (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (2) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof; (3) commercial paper of an issuer rated at least A-1 by Standard & Poor’s or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (4) repurchase obligations of any commercial bank satisfying the requirements of clause  (2) of this definition with respect to securities issued or fully guaranteed or insured by the United States government; (5) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or A by Moody’s; (6) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) of this definition; (7) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition; (8) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by Standard & Poor’s or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and (9) in the case of any Foreign Subsidiary, investments substantially comparable to any of the foregoing investments with respect to the country in which such Foreign Subsidiary is organized.

“Cash Management Agreement” means any agreement entered into from time to time by the Borrower or any Subsidiary Guarantor with a Cash Management Bank in connection with cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements, including the Bank of America Corporate Card Service Agreement.

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“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement or provides any cash management services, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent or (ii) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Cash Management Agreement.

“Cash Management Obligations” means obligations arising on or after the Petition Date owed by the Borrower or any Subsidiary Guarantor to any Cash Management Bank under any Cash Management Agreement; provided that obligations consisting of principal (but not, for the avoidance of doubt, interest, fees, expenses and indemnitees) owed by the Borrower or any Subsidiary Guarantor to Bank of America pursuant to the Bank of America Corporate Card Service Agreement in an aggregate amount in excess of $8,000,000 shall not constitute “Cash Management Obligations”.

“Cash Management Order” means, collectively, the orders entered by the Bankruptcy Court with respect to the Loan Parties in the Chapter 11 Case authorizing and approving the Loan Parties’ cash management arrangements and procedures, and which orders shall be in form and substance reasonably satisfactory to the Administrative Agent.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the Closing Date, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives (including the rules for systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated) promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date created, adopted or issued, but only to the extent it is the general policy of a Lender to impose applicable increased costs or costs in connection with capital adequacy and liquidity requirements similar to those described in clauses (a) and (b) of Section 2.12 generally on other similarly situated borrowers under similar circumstances under agreements permitting such impositions; provided that such Lender shall only be required to certify compliance with such requirement and shall not be obliged to provide any other information.

“Change of Control” means any of the following events:

(a)              the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its subsidiaries, taken as a whole, to any Person;

(b)              any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 35% of the aggregate voting power of all outstanding classes or series of the Borrower’s Voting Stock;

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(c)               [reserved]; or

(d)              a “change of control triggering event” (or similar event) shall occur in any document pertaining to Material Indebtedness.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Chapter 11 Case” has the meaning specified in the recitals hereto.

“Closing Date” means the date on which the conditions precedent set forth in Section 4.01 shall have been satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means, collectively, all presently owned and hereafter acquired tangible and intangible property and assets of the Borrower, the Subsidiary Guarantors and their respective estates wherever located, and any proceeds and products thereof, upon which a Lien is purported to be created by any Collateral Document or the Orders; provided that “Collateral” shall not include any Excluded Property.

“Collateral Documents” means the Security Agreement and each other security document, Mortgage, pledge agreement or collateral agreement executed and delivered in connection with this Agreement and/or the other Loan Documents to grant a security interest in any property as collateral to secure the Obligations.

“Commitment” means, with respect to each Lender (to the extent applicable), such Lender’s Revolving Commitment.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Loans, pursuant to Section 2.05(a), which shall be substantially in the form of Exhibit K or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Date” means the date as of which all of the following shall have occurred:

(a)               the Final DIP Order Entry Date shall have occurred;

(b)                no Default or Event of Default shall have occurred and be continuing; and

(c)               the Borrower shall either:

(i)                have entered into a restructuring support agreement for a Conforming Plan of Reorganization that satisfies the requirements set forth in Section 5.15(a) and otherwise be in compliance with all then-applicable requirements of Section  5.15(a), or

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(ii)               have delivered to the Lenders one or more indications of interest in respect of a Sale Transaction that satisfies the requirements for any such indication set forth in Section  5.15(b) and otherwise be in compliance with all then-applicable requirements of Section  5.15(b).

“Conforming Asset Sale” has the meaning specified in Section  5.15(b).

“Conforming Plan of Reorganization” has the meaning specified in Section 5.15(a).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Party” has the meaning specified in Section 9.21(a).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to the last paragraph of Section 2.18, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, other than via an Undisclosed Administration, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in

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that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 2.18) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the Issuing Bank and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Real Property” means any of the Real Properties listed on Schedule 2.08.

“Designated Real Property Retained Proceeds” means, with respect to the Disposition of a single Designated Real Property, an amount equal to the lesser of (a) $5,000,000 and (b) fifty percent (50%) of the Net Proceeds from such Disposition; provided that the aggregate amount of Net Proceeds constituting “Designated Real Property Retained Proceeds” from all Dispositions of Designated Real Properties shall not exceed the lesser of (x) fifty percent (50%) of such Net Proceeds and (y) $15,000,000, and any excess of such Net Proceeds above such amount shall not constitute “Designated Real Property Retained Proceeds”.

“Designated Real Property Prepayment Proceeds” means, with respect to the Disposition of a single Designated Real Property, the Net Proceeds from such Disposition minus the Designated Real Property Retained Proceeds with respect to such Disposition.

“DIP Facility” has the meaning specified in the recitals hereto.

“Disposition” means, with respect to any property, any sale, lease, license, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is not a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Law” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, of any Person, (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities convertible into such shares or other interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event” (as defined in Section 4043(c) of ERISA or the regulations issued thereunder) with respect to a Plan other than an event for which the 30-day notice period is waived; (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by the Borrower or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (f) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Title IV of ERISA); (g) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (h) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan (or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA) or Multiemployer Plan; or (i) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insol-

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vent or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Rate” means:

(a)             for any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)             for any interest calculation with respect to any ABR Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that if the Eurodollar Rate shall be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Indebtedness” means all Indebtedness permitted to be incurred under Section 6.01.

“Excluded Property” means, collectively, with respect to any Loan Party, (a) any inventory held by such Loan Party as consignee pursuant to a consignment arrangement entered into with a Person other than a Loan Party as consignor and (b) the Equity Interests of any Foreign Subsidiary or FSHCO that are directly owned by such Loan Party, other than (i) sixty-five percent (65.0%) (or such lesser percentage as is owned by such Loan Party) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treasury Regulations Section 1.956–2(c)(2)), and (ii) one-hundred percent (100.0%) (or such lesser percentage as is owned by a Loan Party) of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treasury Regulations Section 1.956–2(c)(2)), (c) any Equity Interests of any Subsidiaries held by the Subsidiaries (to the extent that such Subsidiary is a Foreign Subsidiary) referred to in the preceding clause (b), (d) any intent-to-use trademark or service mark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would violate the Lanham Act or impair the validity or enforceability of, or render void or voidable or result in the cancellation of, such Loan Party’s right, title or interest therein or any trademark or service mark that issues as a result of such intent-to-use trademark or service mark application under applicable federal law,

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and (e) any assets or property of such Loan Party upon which, after giving effect to the terms and conditions of the Orders, a security interest or Lien cannot be lawfully granted.

“Excluded Subsidiary” means, without duplication, (a) any FSHCO, (b) any Domestic Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary that is a CFC, (c) any Subsidiary that exists on the Closing Date and is not a debtor in the Chapter 11 Case and (d) any Domestic Subsidiary that is not a Material Domestic Subsidiary; provided that notwithstanding anything to the contrary contained herein, “Excluded Subsidiary” shall not include any Domestic Subsidiary that is a Subsidiary Guarantor (under and as defined in the Prepetition Credit Agreement) as of the Closing Date.

“Excluded Taxes” means (a) in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by a jurisdiction (including any political subdivision thereof) as a result of (i) such Lender or the Administrative Agent’s being organized under the laws of or having a principal office in such jurisdiction and, in the case of a Lender, having an applicable lending office in such jurisdiction or (ii) any other present or former connection between such Lender or the Administrative Agent and the jurisdiction (other than any connection arising from such Lender or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document); (b) any tax in the nature of branch profits taxes imposed by any jurisdiction described in clause (a); (c) in the case of a Non-U.S. Lender, United States federal withholding tax imposed pursuant to laws in effect on the date on which (i) such Non-U.S. Lender becomes a Lender or (ii) such Non-U.S. Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, additional amounts with respect to such taxes were payable either to such Non-U.S. Lender’s assignor immediately before such Non-U.S. Lender became a party hereto or to such Non-U.S. Lender immediately before it changed its lending office; (d) any taxes attributable to such Lender’s failure to comply with Section 2.14(e) and (e) any United States federal withholding taxes imposed under FATCA.

“Existing Liens” has the meaning specified in Section 2.23(a)(iv).

“Fair Market Value” means, with respect to any asset, as determined by the Borrower, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“Facility Fee” has the meaning specified in Section 2.09(a).

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) all Commitments have expired or been terminated, (b) all Obligations then due and owing have been paid in full in cash or immediately available funds (other than contingent indemnification obligations for which no claim has been asserted) or, with respect to any Obligations constituting Cash Management Obligations, other arrangements with respect thereto reasonably satisfactory to the applicable Cash Management Bank shall have been made and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to the Issuing Bank shall have been made).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

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“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means that certain fee letter agreement, dated the date hereof, by and among the Borrower and Bank of America.

“Fee Payment Date” means (a) the last Business Day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Final DIP Order” means, collectively, the final order or orders entered by the Bankruptcy Court with respect to the Loan Parties in the Chapter 11 Case after a final hearing under Bankruptcy Rule 4001(c)(2), authorizing and approving the DIP Facility and the terms of this Agreement and the other Loan Documents (including the payment of interest, fees, costs and expenses hereunder and thereunder) and granting the Liens, status and protections set forth in Section 2.23 hereof or provided for in the Collateral Documents, but further providing for a waiver of any rights to pursue the collateral of the Prepetition Agent or the Prepetition Lenders for any amounts pursuant to section 506(c) of the Bankruptcy Code, which order or judgment is in effect and not stayed, and as to which the time to appeal, petition for certiorari, or move for re-argument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for re-argument or rehearing shall then be pending, or, if pending, no stay pending appeal shall have been granted, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof, and which order shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Final DIP Order Entry Date” means the date on which the Final DIP Order (which, for purposes of this definition, shall be determined without regard to whether or not the time to appeal, petition for certiorari, or move for re-argument or rehearing has expired) shall have been entered on the docket of the Bankruptcy Court in the Chapter 11 Case.

“Flood Documentation” shall mean with respect to each Mortgaged Property located in the United States of America or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (to the extent a Mortgaged Property is located in a Special Flood Hazard Area, together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto) and (ii) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies, along with a copy of the underlying policies (if requested by the Administrative Agent) required by Section 5.05 hereof and the applicable provisions of the Collateral Documents, the property policy shall (A) be endorsed or otherwise amended to include a “standard” lender’s loss payable or mortgagee endorsement (as applicable), (B) the general liability policy shall name the Administrative Agent, on behalf of the Secured Parties, as additional insured, (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D)

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be otherwise in form and substance reasonably satisfactory to the Administrative Agent, subject to the provisions of Section 5.05.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.

“Fronting Fee” has the meaning assigned to such term in Section  2.09(d).

“FSHCO” means any Domestic Subsidiary that owns no material assets other than Equity Interests of one or more Foreign Subsidiaries that are CFCs or Equity Interests of one or more other FSHCOs.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local, provincial or otherwise and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “Guarantor”) means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “Guarantee,” when used as a verb, and “Guaranteed” have correlative meanings.

“Guarantee Agreement” means the Guarantee Agreement dated as of the date hereof by the Borrower and each Subsidiary Guarantor in favor of the Administrative Agent.

“Guarantor” has the meaning assigned to such term in the definition of “Guarantee.”

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or

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asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HMT” has the meaning assigned to such term in the definition of “Sanction(s).”

“Impacted Loans” has the meaning assigned to such term in Section  2.11(a)(i).

“Indebtedness” of any Person at any date means, without duplication:

(1)               all liabilities, contingent or otherwise, of such Person for borrowed money;

(2)              all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)              all direct or contingent obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4)              all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business;

(5)               all Capital Lease Obligations of such Person;

(6)              all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(7)               all Indebtedness of others Guaranteed by such Person to the extent of such Guarantee; provided that Indebtedness of the Borrower or its subsidiaries that is Guaranteed by the Borrower or the Borrower’s subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Borrower and its subsidiaries on a consolidated basis; and

(8)              all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (excluding obligations arising from inventory transactions in the ordinary course of business).

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.04(b).

“Ineligible Institution” means (a) a Defaulting Lender, (b) the Borrower, any of its Subsidiaries or any of its Affiliates, or (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

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“Information” has the meaning assigned to such term in Section  9.13.

“Initial Budget” has the meaning assigned to such term in Section 4.01(j).

“Insolvency or Liquidation Proceeding” means:

(a)             any voluntary or involuntary case or proceeding under any Debtor Relief Law with respect to any Loan Party;

(b)       any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a material portion of their respective assets;

(c)             any liquidation, dissolution, reorganization or winding up of any Loan Party, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or

(d)             any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Loan Party.

“Insolvent” with respect to any Multiemployer Plan means the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, trademarks, service marks, trade dress, internet domain names, software, data, databases, technology, know-how, trade secrets, processes and other confidential or proprietary information, together with all registrations and applications for registration thereof, all licenses thereof or pertaining thereto, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreements” has the meaning assigned to such term in the Security Agreement.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any Eurodollar Loan, (i) the last Business Day of each Interest Period applicable to such Loan and (ii) the last day of the Revolving Commitment Period and (b) with respect to any ABR Loan, (i) the last Business Day of each calendar month and (ii) the last day of the Revolving Commitment Period.

“Interest Period” means, as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one month thereafter, as selected by the Borrower in its Committed Loan Notice, as the case may be, given with respect thereto, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one month thereafter, as selected by the Borrower by irrevocable Committed Loan Notice to the Administrative Agent not later than 12:00 noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

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(i)               if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)              the Borrower may not select an Interest Period that would extend beyond the Maturity Date; and

(iii)            any Interest Period of one month’s duration that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Interim DIP Order” means, collectively, the interim order or orders entered by the Bankruptcy Court with respect to the Loan Parties in the Chapter 11 Case on or prior to the date occurring five (5) Business Days after the Petition Date (or such later date as agreed by the Required Lenders), together with all extensions, modifications and amendments thereto, which, among other matters but not by way of limitation, authorizes, on an interim basis, the Loan Parties to execute and perform under the terms of this Agreement and the other Loan Documents, as applicable, pay all fees and expenses provided for herein, and incur (and guarantee) and secure the Loans and other Obligations in connection therewith, which order shall be otherwise in form and substance reasonably satisfactory to the Administrative Agent, and which shall be deemed satisfactory to the Administrative Agent if such order is substantially in the form of Exhibit L.

“Interim DIP Order Entry Date” means the date on which the Interim DIP Order was entered on the docket of the Bankruptcy Court in the Chapter 11 Case.

“Investment Banker” means any investment banking firm reasonably satisfactory to the Administrative Agent (it being understood that Evercore Inc. is satisfactory) retained by the Loan Parties to market the assets of the Loan Parties and their Subsidiaries for sale.

“Investments” has the meaning assigned to such term in Section 6.11.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Borrower or any Subsidiary.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Document” means with respect to any Letter of Credit, the Letter of Credit application and any other document, agreement and instrument created by the Issuing Bank and the Borrower or any subsidiary or in favor of the Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means Bank of America, in its capacity as issuer of Letters of Credit, and its successors in such capacity as provided in Section 2.17(i).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a demand for payment or drawing under a Letter of Credit.

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“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time, in each case after giving effect any issuances, amendments, renewals, increases and extensions of Letters of Credit occurring as of such date and any other changes in the amount of the LC Exposure on such date, including as a result of any reimbursements by the Borrower of LC Disbursements.  The LC Exposure of any Lender at any time shall be its Revolving Commitment Percentage of the total LC Exposure at such time.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LC Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) the Total Revolving Commitments as of such date and (b) the difference of (i) $45,000,000 minus (ii) the aggregate amount of all LC Disbursements.  The LC Sublimit is part of, and not in addition to, the Revolving Facility.

“Lead Arranger” means Bank of America, in its capacity as sole lead arranger and sole bookrunner.

“Lenders” means the Persons listed on Schedule 1.01A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means (a) any letter of credit issued pursuant to Section 2.17 and (b) any Prepetition Letter of Credit that, upon request of the Borrower, is deemed in writing by the Bankruptcy Court, pursuant to an Order or otherwise, to be outstanding under this Agreement.

“LIBOR” has the meaning assigned to such term in the definition of “Eurodollar Rate.”

“LIBOR Rate” has the meaning assigned to such term in the definition of “Eurodollar Rate.”

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning assigned to such term in Section 2.11(c).

“LIBOR Successor Rate Conforming Changes” has the meaning assigned to such term in Section 2.11(g).

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.  “Lien” shall not, however, include any interest of a vendor in any inventory of the Borrower or any of its Subsidiaries arising out of such inventory being subject to a “sale or return” arrangement with such vendor or any consignment by any third party of any inventory to the Borrower or any of its Subsidiaries.

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“Liquidity” means, as of any date of determination, the sum of (a) all domestic cash and Cash Equivalents of the Loan Parties on such date of determination that do not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Borrower (other than solely as a result of Liens thereon under this Agreement or any other Loan Document or imposed by any Prepetition Loan Document or the Prepetition Secured Notes), measured based on daily closing account balances, plus (b) the amount by which (i) the Revolving Loans Sublimit as of such date exceeds (ii) the Total Revolving Loans as of such date.

“Loan Documents” means the collective reference to this Agreement, the Guarantee Agreement, the Collateral Documents, the Letters of Credit, the Issuing Documents, the Fee Letter, any other agreement, instrument or document entered into in connection with this Agreement and designated by its terms as a “Loan Document” and any amendments or waivers to any of the foregoing (but specifically excluding any Cash Management Agreement).

“Loan Parties” means the collective reference to the Borrower and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or that results in a material impairment of the ability of the Borrower to perform any payment obligations hereunder or (b) the validity or enforceability of this Agreement or the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder; provided that changes, events, effects, or circumstances which, directly or indirectly, to the extent they relate to or result from the following, shall be excluded from the determination of a Material Adverse Effect: (i) the filing of the Chapter 11 Case (and any defaults under Prepetition agreements, so long as the exercise of remedies as a result of such defaults are stayed under the Bankruptcy Code or such agreements are voided or invalidated by the Bankruptcy Court); (ii) any litigation or claim threatened or initiated by creditors of the Loan Parties against the Loan Parties or any of their respective officers or directors, in each case, arising out of filing of the Chapter 11 Case or the transactions contemplated thereby; and (iii) the existence of any Prepetition claim or liability which is unsecured and junior in priority to the Obligations.

“Material Domestic Subsidiary” means any Domestic Subsidiary that has either (a) total assets with an aggregate fair market value (as reasonably determined by the Borrower) in excess of $2,000,000 or (b) total quarterly revenues in an amount in excess of $2,000,000, in each case, as of the end of the most recent fiscal quarter of the Borrower for which financial statements of the Borrower are available.

“Material Indebtedness” means Indebtedness (other than the Loans), of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $1,000,000.

“Maturity Date” means the earliest to occur of the following:

(a)               unless the Final DIP Order Entry Date shall have occurred, the date that is thirty (30) calendar days after the Interim DIP Order Entry Date, or if such date (as may be extended) is not a Business Day, the next preceding Business Day;

(b)                the date upon which any Plan of Reorganization becomes effective; and

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(c)               the date that is six (6) months after the Petition Date;

provided that notwithstanding the foregoing or anything to the contrary in this Agreement or any other Loan Document, each of the dates contemplated by the foregoing clauses (a) and (c) may be extended with the consent of the Administrative Agent and the Required Lenders in their reasonable discretion to, in any such case, a date that is no later than nine (9) months after the Petition Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Properties” shall mean all Real Property, including the Real Properties that are identified on Schedule 1.01B.

“Mortgages” shall mean, collectively, (a) the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, debentures, and other security documents (including amendments to any of the foregoing) executed and delivered with respect to the Real Properties required hereunder to be encumbered by a Mortgage (either as stand-alone documents or forming part of other Collateral Documents), each in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, and (b) the Final DIP Order (to the extent the Administrative Agent elects to record the Final DIP Order in lieu of, or in addition to, a document described in the foregoing clause (a)), in case of each of the foregoing clauses (a) and (b), as the same may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means:

(a)              100% of the cash proceeds actually received by the Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) from any Asset Sale, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) required payments of Indebtedness that is secured by a Lien permitted hereunder (provided such Lien (A) ranks senior to the Liens securing the Obligations or (B) secures Indebtedness permitted under Section 6.01(c)), (iii) [reserved], (iv) Taxes paid or payable (in the good faith determination of the Borrower) as a direct result thereof, and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause  (i) or (iv) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided that (1) the amount of any reduction of such reserve (other than in connection with a payment in respect of any such liability), prior to the date occurring nine (9) months after the date of the respective Asset Sale, shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction and (2) the amount of any such reserve that is maintained as of the date occurring nine (9) months after the date of the applicable Asset Sale shall be deemed to be Net Proceeds from such Asset Sale as of such date); and

(b)               100% of the cash proceeds actually received by the Borrower or any Subsidiary (including casualty insurance settlements and condemnation awards, but only as and when received) from any Recovery Event, net of (i) attorneys’ fees, accountants’ fees, transfer Taxes,

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deed or mortgage recording Taxes on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) required payments of Indebtedness that is secured by a Lien permitted hereunder (provided such Lien (A) ranks senior to the Liens securing the Obligations or (B) secures Indebtedness permitted under Section  6.01(c) ),   (iii) [reserved], and (iv) Taxes paid or payable  (in the good faith  determination  of the Borrower) as a direct result thereof; provided, that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $250,000.

“New LC Sublimit” means the lesser of (a) the LC Sublimit and (b) $5,000,000.  The New LC Sublimit is part of, and not in addition to, the LC Sublimit.

“New Letter of Credit” means, collectively, (a) any Letter of Credit other than a Letter of Credit that is (i) issued hereunder to replace a Prepetition Letter of Credit or (ii) deemed outstanding hereunder pursuant to clause (b) of the definition of “Letter of Credit” and (b) with respect to any amendment to a Letter of Credit described in clause (a) that increases the face amount of such Letter of Credit, that portion of such Letter of Credit that represents such increase.  If any Letter of Credit described in the foregoing clause (a)(i) has a face amount in excess of the Prepetition Letter of Credit that such Letter of Credit replaces, then such excess shall be deemed a New Letter of Credit.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.16(c).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Defaulting Revolving Lender” means, at any time, each Revolving Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning assigned to such term in Section 2.17(b).

“Non-Loan Party” means any Subsidiary other than a Loan Party.

“Non-U.S. Lender” means any Lender that is not a U.S. Lender.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit M or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means the unpaid principal of and interest on (including interest, fees and expenses accruing after the maturity of the Loans) the Loans, the obligations of the Loan Parties to reimburse the Issuing Bank for demands for payment or drawings under a Letter of Credit, any Cash Management Obligations, and all other obligations and liabilities of the Borrower and the other Loan Parties to the Administrative Agent or to any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise, including, in each case, (i) all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto and (ii) interest, fees and expenses accruing after the Petition Date in the Chapter 11 Case, whether or not a claim for post-filing or post-petition interest, fees and expenses is allowed in such proceeding.

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“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate of a Responsible Officer in form and substance reasonably acceptable to the Administrative Agent.

“Orders” means the Interim DIP Order and the Final DIP Order.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Outstanding Revolving Credit” means, with respect to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate then outstanding principal amount of such Revolving Lender’s Revolving Loans after giving effect to any Borrowings and prepayments or repayments occurring on the date of determination and (b) such Revolving Lender’s LC Exposure.

“parent” has the meaning assigned to such term in the definition of “subsidiary.”

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Participation Fee” has the meaning assigned to such term in Section 2.09(d).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)              Liens imposed by law for taxes, assessments or governmental charges that are not yet due or are being contested in compliance with Section 5.04;

(b)               landlord’s, carriers’, warehousemen’s, mechanics’, supplier’s, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing (i) accounts payable and accrued expenses existing on the Petition Date or (ii) obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)              pledges and deposits made in the ordinary course of business in compliance with workers’ compensation (or pursuant to letters of credit issued in connection with such workers’ compensation compliance), unemployment insurance and other social security laws or regulations;

(d)               deposits to secure the performance of tenders, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, leases, subleases, government contracts and return-of-money bonds, letters of credit and other obligations of a like nature, in each case in the ordinary course of business (exclusive of the obligation for the payment of borrowed money);

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(e)               judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(j);

(f)              easements, zoning restrictions, rights-of-way, survey exception, minor encumbrances, reservation of, licenses, electric lines, telegraph and telephone lines and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g)               Liens securing obligations in respect of trade-related letters of credit and covering the goods (or the documents of title in respect of such goods) financed or the purchase of which is supported by such letters of credit and the proceeds and products thereof;

(h)              Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(i)               Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than obligations in respect of Indebtedness) and trade-related letters of credit, in each case, outstanding on the Closing Date or issued thereafter in and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker’s acceptances or bank guarantees and the proceeds and products thereof;

(j)               licenses, sublicenses, covenants not to sue, releases or other rights under Intellectual Property granted to others in the ordinary course of business or in the reasonable business judgment of the Borrower or any Subsidiary; and

(k)              title defects, encroachments or irregularities which are of a minor nature and which in the aggregate do not materially impair the value of any real property or the use of the affected property for the purpose for which it is used by the Borrower or any Subsidiary.

“Permitted Liens” means Liens permitted by Section 6.02.

“person” and “group” have the meanings given to them for purposes of Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of rule 13d-5(b)(1) under the Exchange Act, or any successor provision.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Petition Date” has the meaning specified in the recitals hereto.

“Plan” means an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Section 302 and Title IV of ERISA or Section 412 of the Code, and in respect of which the Borrower or any ERISA Affiliate is (or if such plan were terminated, would under Section 4062 or 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

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“Plan of Reorganization” means any plan of reorganization or plan of liquidation filed under Section 1121 of the Bankruptcy Code.

“Platform” has the meaning assigned to such term in Section  9.17.

“Postpetition” means the time period beginning immediately upon the filing of the Chapter 11 Case.

“Prepetition” means the time period prior to the filing of the Chapter 11 Case.

“Prepetition Agent” means the “Administrative Agent” under and as defined in the Prepetition Credit Agreement.

“Prepetition Collateral” means, collectively, (a) all collateral securing the Prepetition Facility Obligations and (b) all collateral securing the Prepetition Secured Notes Obligations.

“Prepetition Credit Agreement” means the Credit Agreement, dated as of September 30, 2016, by and among the Borrower, the lenders party thereto, the issuing banks party thereto and Bank of America, as Prepetition Agent.

“Prepetition Facility Obligations” means the “Obligations” under and as defined in the Prepetition Credit Agreement.

“Prepetition Issuing Bank” means each “Issuing Bank” under and as defined in the Prepetition Credit Agreement.

“Prepetition Lenders” means the “Lenders” under and as defined in the Prepetition Credit Agreement.

“Prepetition Letters of Credit” means each “Letter of Credit” under and as defined in the Prepetition Credit Agreement issued prior to, and outstanding on, the Petition Date and identified on Schedule 1.01C hereto.

“Prepetition Loan Documents” means the “Loan Documents” under and as defined in the Prepetition Credit Agreement.

“Prepetition Payment” means a direct or indirect payment, redemption, purchase, defeasance or acquisition for value (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any Prepetition (a) Indebtedness (including, without limitation, the Indebtedness under the Prepetition Loan Documents), (b) “critical vendor payments” or (c) trade payables (including, without limitation, in respect of reclamation claims), or other Prepetition claims against any Loan Party.

“Prepetition Priority Payment Obligations” means the “Priority Payment Obligations” under and as defined in the Prepetition Credit Agreement.

“Prepetition Secured Noteholders” means, as of any date of determination, each Person that is a registered holder of the Prepetition Secured Notes as of such date.

“Prepetition Secured Notes” means those certain 8.750% Senior Secured Notes due 2023, issued by the Borrower pursuant to the Prepetition Secured Notes Indenture, in an initial aggregate original principal amount of $450,000,000, and any registered exchange notes issued in exchange therefor.

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“Prepetition Secured Notes Indenture” means that certain Indenture, dated as of September 30, 2016, by and among the Borrower, as issuer, the subsidiary guarantors party thereto and the Prepetition Secured Notes Trustee.

“Prepetition Secured Notes Obligations” means all of the obligations of the Loan Parties under the Prepetition Secured Notes and the Prepetition Secured Notes Indenture, including principal, premium, if any, and interest on the Prepetition Secured Notes.

“Prepetition Secured Notes Trustee” means Wells Fargo Bank, National Association, in its capacity as trustee and as collateral agent under the Prepetition Secured Notes Indenture, or any successor thereto.

“Prepetition Term Lenders” means the “Term Lenders” under and as defined in the Prepetition Credit Agreement.

“Primed Liens” has the meaning specified in Section  2.23(a)(iii).

“Priming Lien” has the meaning specified in Section  2.23(a)(iii).

“Professional Fees” means fees and expenses of third-party professionals engaged by or for the benefit of the Loan Parties, the Administrative Agent, the Lenders or the Issuing Bank.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in Section  9.17.

“QFC Credit Support” has the meaning specified in Section 9.21.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee simple or leased by any Loan Party, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Recovery Event” means any event that gives rise to the receipt by the Borrower or any of its Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets, business interruption or real property (including any improvements thereon).

“refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Related Business” means any business in which the Borrower or any Subsidiary was engaged on the Closing Date or any reasonable extension of such business and any business related, ancillary or complementary to any business of the Borrower or any Subsidiary in which the Borrower or any Subsidiary was engaged on the Closing Date or any reasonable extension of such business.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

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“Required Lenders” means, at any time, Lenders having Aggregate Exposure that, taken together, represents more than 50% of the Aggregate Exposure of all Lenders at such time; provided, that the Aggregate Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirements of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation or official administrative pronouncement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.  To the extent requested by the Administrative Agent, each Responsible Officer executing any document delivered hereunder will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary or (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of the Borrower or any option, warrant or other right to acquire any such Equity Interests.

“Revolving Borrowing” has the meaning assigned to such term in Section 1.02.

“Revolving Commitment” means, as to any Revolving Lender, the obligation of such Revolving Lender to make Revolving Loans and purchase participation interests in Letters of Credit in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.01A or in the Assignment and Assumption pursuant to which such Revolving Lender became a party hereto, as the same may be changed from time to time pursuant to the terms of this Agreement.  The aggregate amount of all Revolving Commitments as of the Closing Date is $100,000,000.

“Revolving Commitment Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Revolving Commitment at such time to the Total Revolving Commitments at such time.

“Revolving Commitment Period” means the period from and including the Closing Date to the Maturity Date.

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“Revolving Facility” means the credit facility constituted by the Revolving Commitments and the extensions of credit thereunder.

“Revolving Lender” means each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loans” has the meaning assigned to such term in Section 2.01(a).

“Revolving Loans Sublimit” means, as of any date of determination, an amount equal the lesser of (a) the Total Revolving Commitments as of such date and (b) the sum of (i) (A) if such determination is made prior to the Compliance Date, $27,500,000 and (B) if such determination is made on or after the Compliance Date, $55,000,000, plus (ii) the aggregate amount of all LC Disbursements.  The Revolving Loans Sublimit is part of, and not in addition to, the Revolving Facility.

“Sale Transaction” has the meaning assigned to such term in Section 4.01(i).

“Sanction(s)” means any sanction, law, rule or regulation administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning assigned to such term in Section 2.11(c)(ii).

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Security Agreement” means the Security Agreement dated as of the date hereof by the Borrower and the Subsidiary Guarantors in favor of the Administrative Agent.

“SOFR-Base Rate” has the meaning assigned to such term in Section  2.11(g).

“Special Flood Hazard Area” shall have the meaning assigned to such term in Section 5.05(e).

“Specified Cash Collateral” means all “Cash Collateral” as defined in Section 363 of the Bankruptcy Code, all deposits subject to setoff and cash arising from the collection or other conversion to cash of property of the Loan Parties in which the Prepetition Lenders or Prepetition Agent has a security interest, Lien or mortgage, whether such security interests, Liens or mortgages existed as of the commencement of the Chapter 11 Case or arise thereafter pursuant to an Order, and whether the property converted to cash existed as of the commencement of the Chapter 11 Case or arose or was generated thereafter, including, without limitation, all proceeds from the sale or other disposition of the Prepetition Collateral or Collateral.

“Standard & Poor’s” means Standard & Poor’s Rating Services a division of The McGraw-Hill Companies, Inc.

“subsidiary ” means, with respect to any Person (the “parent”):

(1)              any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors thereof is at

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the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person (or a combination thereof); and

(2)              any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

“Subsidiary” means, unless otherwise specified, a subsidiary of the Borrower.

“Subsidiary Guarantor” means each Domestic Subsidiary that is a party to the Guarantee Agreement; provided that no Excluded Subsidiary shall be required to be a Subsidiary Guarantor of any obligations under this Agreement.

“Superpriority Claim” means a claim against the Borrower or other Loan Parties in any Chapter 11 Case which is an administrative expense claim having priority over any or all administrative expenses of a Chapter 11 and Chapter 7 trustee, subject and subordinate to the Carve-Out, of the kind specified in Sections 364(c)(1), 503(b), 507(a)(2) and 507(d) of the Bankruptcy Code.

“Supported QFC” has the meaning specified in Section 9.21.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Revolving Commitments” means, at any time, the aggregate principal amount of the Revolving Commitments then in effect.

“Total Revolving Loans” means, at any time, the aggregate principal amount of the Revolving Loans of the Revolving Lenders outstanding at such time after giving effect to any Borrowings and prepayments or repayments occurring on the date of determination.

“Transactions” means (i) the entry into the Loan Documents and the borrowings under this Agreement to occur on the Closing Date and (ii) the payment of fees and expenses in connection therewith.

“Type” means, as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“U.S. Lender” means any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 9.21.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.14(e)(ii)(B)(3).

“UCC” has the meaning assigned to such term in the Security Agreement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to

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time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Unsecured Creditors Committee” means the official committee of unsecured creditors if appointed in the Chapter 11 Case, as its composition may be amended from time to time.

“Unused Fee” has the meaning specified in Section 2.09(b).

“Updated Budget” has the meaning specified in Section  5.01(i).

“Upfront Fee” has the meaning specified in Section  2.09(c).

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

“Variance Report” has the meaning specified in Section 5.01(h).

“Voting Stock” means the stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Borrower (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means a subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Borrower or through one or more Wholly Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had

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been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02            Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”, a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”, a “Eurodollar Revolving Borrowing”).

Section 1.03            Terms Generally

(a)                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated, amended and restated, extended or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  The foregoing standards shall also apply to the other Loan Documents.

(b)                 Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.04            Accounting Terms; GAAP .  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that for purposes of any determinations associated with leases, including, without limitation, determinations of whether such leases are capital leases, whether obligations under such leases are Capital Lease Obligations, the amount of any Capital Lease Obligations associated with such leases, and the amount of operating expenses associated with such leases, Indebtedness shall be determined based on generally accepted accounting principles in the United States of America as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)”; provided, further, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in

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effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith.
Section 1.05            Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.06            Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

Section 1.07            Letter of Credit Amounts .  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.08            Currencies.  Unless otherwise specifically set forth in this Agreement, monetary amounts are in Dollars.  Notwithstanding anything to the contrary herein, no Default or Event of Default will arise as a result of any limitation or threshold set forth in Dollars being exceeded solely as a result of changes in currency exchange rates.
ARTICLE II

The Credits

Section 2.01            Commitments.

(a)                 Subject to the terms and conditions hereof, from time to time during the Revolving Commitment Period, each Revolving Lender severally agrees to make to the Borrower revolving credit loans denominated in Dollars (“Revolving Loans”) in an aggregate principal amount that will not result at the time of such Borrowing in the amount of such Lender’s Outstanding Revolving Credit exceeding such Lender’s Revolving Commitment; provided that (i) the total Outstanding Revolving Credits of all Lenders shall not exceed (A) at any time prior to the Compliance Date, $72,500,000 or (B) at any time on or after the Compliance Date, the Total Revolving Commitments, and (ii) the Total Revolving Loans shall not exceed the Revolving Loans Sublimit.  During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.03 and 2.05. Each Revolving Loan under the Revolving Commitments shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders thereunder ratably in accordance with their respective Revolving Commitments.

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The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Revolving Lender of its obligations hereunder; provided that the Revolving Commitments of the Revolving Lenders are several and no Revolving Lender shall be responsible for any other Revolving Lender’s failure to make Revolving Loans as required.

(b)                [Reserved].

(c)                At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate principal amount that is equal to the entire unused balance of the applicable outstanding Commitment.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

Section 2.02            [Reserved].

Section 2.03            Procedure for Borrowing.

(a)                 To request a Revolving Borrowing on any Business Day, the Borrower shall notify the Administrative Agent of such request (x) in the case of ABR Loans, by telephone or Committed Loan Notice (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time on the requested Borrowing Date) or (y) in the case of Eurodollar Loans, by Committed Loan Notice (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time not less than three Business Days prior to the requested Borrowing Date).  Any Committed Loan Notice shall be irrevocable (but may be conditioned on the occurrence of any event if the Committed Loan Notice includes a description of such event; provided that the relevant Lenders shall still be entitled to the benefits of Section 2.13) and any telephonic borrowing request must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice.  Each such telephonic and written Committed Loan Notice shall specify the amount and Type of Borrowing to be borrowed, the requested Borrowing Date and if applicable, the duration of the Interest Period with respect thereto.  Upon receipt of such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.  For the avoidance of doubt, subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.

(b)                 If no election as to the Type of Borrowing is specified for a Borrowing, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Section 2.04            Funding of Borrowings.

(a)                 Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m. New York City time to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City or to any other account as shall have been designated by the Borrower in writing to the Administrative Agent in the applicable Committed Loan Notice.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender

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to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms hereof.

(b)                 Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)                The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and to make payments pursuant to Sections 8.09 and 9.04(c) are several and not joint.  The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Sections 8.09 or 9.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and, other than pursuant to Section 2.18, no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Sections 8.09 or 9.04(c).

Section 2.05            Interest Elections.

(a)                 Each Borrowing initially shall be of the Type specified in the applicable Committed Loan Notice, and each Eurodollar Borrowing shall have an initial Interest Period as specified in such Committed Loan Notice.  Thereafter, the Borrower may elect to convert any Borrowing to a different Type or to continue such Borrowing as the same Type and may elect successive Interest Periods for any Eurodollar Borrowing, all as provided in this Section.  The Borrower may elect different Types or Interest Periods, as applicable, with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the relevant Lenders holding the Loans comprising the relevant portion of such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a request for a Borrowing would be required under Section 2.03, if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly in writing.

(c)                 Each telephonic and written Interest Election Request shall specify (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day, (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing, and (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated

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by the definition of the term “Interest Period.”  If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as such for an Interest Period of one month.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06            Termination and Reduction of Commitments.  Notwithstanding anything to the contrary contained herein:

(a)                The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to permanently reduce the amount of the Revolving Commitments in whole or in part; provided that (i) in the case of any such partial reduction, the Borrower shall designate whether such reduction shall reduce the Revolving Loans Sublimit or the LC Sublimit and, in the absence of such designation, such reduction shall reduce the Revolving Loans Sublimit; (ii) no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto, (A) the Outstanding Revolving Credits of all Lenders would exceed the Total Revolving Commitments, (B) the Total Revolving Loans would exceed the Revolving Loans Sublimit or (C) the LC Exposure would exceed the LC Sublimit.  Any such reduction shall be in an amount equal to an integral multiple of $100,000 and not less than $1,000,000 and shall reduce permanently the Commitments then in effect.

(b)                The Total Revolving Commitments shall be automatically and permanently reduced upon the application of any Net Proceeds in accordance with Section 2.08(c) (other than as expressly set forth therein), in each case, by an amount equal to the amount of such Net Proceeds so applied.

(c)                 The Total Revolving Commitments shall terminate upon the occurrence of the Maturity Date.

Section 2.07            Repayment of Loans; Evidence of Debt.

(a)                 Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

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(b)                The Borrower unconditionally promises to pay the then unpaid principal amount of each Revolving Loan on the Maturity Date.

(c)                 [Reserved].

(d)                 [Reserved].

(e)                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(f)                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the relevant Lenders and each relevant Lender’s share thereof.

(g)                The entries made in the accounts maintained pursuant to paragraph (e) or (f) of this Section shall be conclusive absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

Section 2.08            Prepayments.

(a)                 (i)              The Borrower may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty (except as specifically provided in the proviso of this sentence), upon delivery of a Notice of Loan Prepayment to the Administrative Agent no later than 12:00 noon, New York City time, not less than three Business Days prior thereto, in the case of Eurodollar Loans, no later than 12:00 noon, New York City time, on the date of such notice, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and the Loans to be prepaid; provided that, if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.13.  Each such notice may be conditioned on the occurrence of one or more events (it being understood that the Administrative Agent and Lenders shall be entitled to assume that the Loans contemplated by such notice are to be made unless the Administrative Agent shall have received written notice revoking such notice of prepayment on or prior to the date of such prepayment).  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.  Partial prepayments of Loans shall be in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000.  In the case of each prepayment of Loans pursuant to this Section 2.08(a), the Borrower may in its sole discretion select the Loans to be repaid, and such prepayment shall be paid in accordance with each Lender’s respective pro rata share of such Loans.

(ii)               [Reserved].

(b)

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(i)               If at any time for any reason the sum of the Outstanding Revolving Credit of all Lenders exceeds (A) at any time prior to the Compliance Date, $72,500,000 or (B) at any time after the Compliance Date, the Total Revolving Commitments, then, in any such case, the Borrower shall, upon learning thereof, or upon the request of the Administrative Agent, immediately prepay the Revolving Loans and/or cash collateralize Letters of Credit in the manner set forth in Section 2.17(k) in an aggregate principal amount at least equal to the amount of such excess; provided that the Borrower shall not be required to cash collateralize Letters of Credit pursuant to this clause (b)(i) unless, after the prepayment of all Revolving Loans, the Outstanding Revolving Credit of all Lenders exceeds the Total Revolving Commitments at such time.

(ii)               If at any time for any reason the LC Exposure exceeds the LC Sublimit, the Borrower shall immediately cash collateralize Letters of Credit in the manner set forth in Section 2.17(k) in an aggregate amount equal to such excess.  If at any time for any reason the LC Exposure with respect to New Letters of Credit exceeds the New LC Sublimit, the Borrower shall immediately cash collateralize New Letters of Credit in the manner set forth in Section 2.17(k) in an aggregate amount equal to such excess.

(iii)               If for any reason the Total Revolving Loans exceeds the Revolving Loans Sublimit, the Borrower shall immediately prepay the Revolving Loans in an aggregate principal amount at least equal to the amount of such excess.

(c)                Beginning on the Closing Date, the Borrower shall apply all Net Proceeds within three (3) Business Days after receipt thereof in accordance with clause (h) below; provided, that with respect to the Disposition of any Designated Real Property, the Designated Real Property Retained Proceeds with respect to such Disposition shall not be required to be applied in accordance with clause (h) below, but may be used by the Borrower and its Subsidiaries in the operation of their businesses in accordance with the Budget (subject to the variances therefrom permitted under Section 6.10(b)), with Designated Real Property Prepayment Proceeds with respect to such Disposition to be, in the Borrower’s discretion, either (i) used to prepay all or any portion of outstanding Revolving Loans, with a corresponding, permanent reduction of a portion of the Total Revolving Commitments in an aggregate amount equal to the aggregate amount of such prepayment or (ii) held in a segregated account with the Administrative Agent (the “Specified Account”) as collateral for the Obligations and the Prepetition Priority Payment Obligations.  With respect to any Specified Account, (1) the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account (and the Borrower shall enter into a cash collateral agreement with respect to such account in form and substance reasonably acceptable to the Administrative Agent), (2) other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest and (3) interest or profits, if any, on such investments shall accumulate in such account.  To the extent such Designated Real Property Retained Proceeds are used to prepay outstanding Revolving Loans, such prepayments may be made without a corresponding reduction of the Total Revolving Commitments.

(d)                [Reserved].

(e)                [Reserved].

(f)                 [Reserved].

(g)                [Reserved].

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(h)                Amounts to be applied in connection with prepayments pursuant to clause (c) shall be applied, first, ratably to principal of the outstanding Revolving Loans and accrued interest to the date of such prepayment on the amount prepaid, second to cash collateralize Letters of Credit in the manner set forth in Section 2.17(k), and third, after the Revolving Loans have been paid in full and all Letters of Credit have been fully cash collateralized, in accordance with the terms of any Order.

Section 2.09            Fees.

(a)                 The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a facility fee (the “Facility Fee”) in Dollars for the period from and including the Closing Date to the last day of the Revolving Commitment Period, equal to the sum of (i) such Lender’s Applicable Percentage of $2,000,000 in the aggregate for all fees payable pursuant to this clause (a)(i), accruing at $100,000 in the aggregate per week for each of the first twenty (20) weeks after the Closing Date plus (ii) the product of (A) 1.00% per annum times (B) the actual daily amount of the Revolving Commitment of such Lender, regardless of usage (or, if the Total Revolving Commitments have been terminated, on the Outstanding Revolving Credit of such Lender) during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing with the first such date to occur after the Closing Date.

(b)                The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage an unused fee (the “Unused Fee”) in Dollars for the period from and including the Closing Date to the last day of the Revolving Commitment Period, equal to the product of (i) 0.50% per annum times (ii) the actual daily amount by which (A) the Total Revolving Commitments exceed (B) the Outstanding Revolving Credits of all Lenders during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing with the first such date to occur after the Closing Date.

(c)

(i)               The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage an upfront fee (the “Upfront Fee”) in Dollars equal to the product of (A) 1.75% times (B) the Total Revolving Commitments as of the Closing Date, due and payable upon the Closing Date.

(ii)                The Borrower shall pay to the Administrative Agent for the account of each Lender a backstop fee (the “Backstop Fee”) in Dollars equal to the product of (A) 3.00% times (B) such Lender’s Step-Up Share, due and payable upon the Closing Date.  As used herein, “Step-Up Share” means the difference of (1) such Lender’s Revolving Commitment as in effect on the Closing Date minus (2) the product of (I) such Lender’s “Revolving Commitment Percentage” (as such term is defined in, and effective on the Closing Date under, the Prepetition Credit Agreement) times (II) the Total Revolving Commitments as in effect of the Closing Date.

(d)                The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (the “Participation Fee”) in Dollars with respect to its participations in Letters of Credit, equal to the product of (A) the Applicable Rate used to determine the interest rate applicable to Eurodollar Loans times (B) the actual daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee (the “Fronting Fee”), which shall accrue at the rate of 0.125% per annum on the actual daily amount of the LC Exposure (excluding any

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portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect. Participation Fees will be payable on the first Business Day following the end of each March, June, September and December, commencing with the first such date to occur after the issuance of the applicable Letter of Credit, and on the last day of the Revolving Commitment Period; provided that any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Fronting Fees will be will be payable on the tenth Business Day following the end of each March, June,September and December, commencing with the first such date to occur after the issuance of the applicable Letter of Credit, and on the last day of the Revolving Commitment Period; provided that any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All Participation Fees and all Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  Notwithstanding anything to the contrary contained herein, upon the election of the Administrative Agent or the instruction of the Required Lenders, while any Event of Default exists, all Participation Fees shall accrue at a rate per annum equal to 2% plus the rate otherwise applicable thereto as provided in the first sentence of this Section 2.09(d).

(e)                The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

(f)                 All fees payable hereunder shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent for distribution (i) in the case of Facility Fees, Unused Fees, Upfront Fees and Participation Fees, to the Revolving Lenders, (ii) in the case of Backstop Fees, to the Revolving Lenders entitled thereto and (iii) in the case of Fronting Fees, to the Issuing Bank.  Fees paid shall not be refundable under any circumstances.  All per annum fees shall be computed on the basis of a year of 360 days for actual days elapsed.  To the extent that any calculation of fees required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

Section 2.10            Interest.

(a)                 The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                The Loans comprising each Eurodollar Borrowing shall bear interest at the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)                Upon the election of the Administrative Agent or the instruction of the Required Lenders, while any Event of Default exists, all outstanding Obligations shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of any Obligation for which a rate is specified in this Agreement, 2% plus the rate otherwise applicable to such Obligation as provided herein or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)                Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on

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demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) interest accruing after the last day of the Revolving Commitment Period shall be payable on demand.

(e)                All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate when the Alternate Base Rate is calculated by reference to the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year).  The applicable Alternate Base Rate or Eurodollar Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.  To the extent that any calculation of interest required to be paid under this Agreement shall be based on (or result in) a calculation that is less than 1.00%, such calculation shall be deemed 1.00% for purposes of this Agreement.

Section 2.11            Alternate Rate of Interest.

(a)                If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)               the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that (A) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Borrowing, or (B) (1) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for a Loan or for the applicable Interest Period (including in connection with an existing or proposed Base Rate Loan) and (2) the circumstances described in Section 2.11(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”); or

(ii)               the Administrative Agent or the Required Lenders determine for any reason that the Eurodollar Rate for a Loan or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter.   Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended (to the extent of the affected Eurodollar Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Alternate Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.11(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein  and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and the Loans shall be converted to an ABR Borrowing and (ii) if any borrowing request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)                Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section 2.11, the Administrative Agent in consultation with the Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative

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rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section 2.11, (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to the Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

(c)                 Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, but without limiting Sections 2.11(a) and (b) above, if the Administrative Agent determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined (which determination likewise shall be conclusive and binding upon all parties hereto absent manifest error), that:

(i)               adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)               the administrator of the LIBOR Screen Rate or a Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)               syndicated loans currently being executed, or that include language similar to that contained in this Section 2.11, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;

then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for purpose of replacing LIBOR in accordance with this Section 2.11 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such benchmarks which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated  (the “Adjustment”; and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in the foregoing clause (x) , object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in the foregoing  clause (y), object to such

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amendment; provided that for the avoidance of doubt, in the case of the foregoing clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment.  Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

(d)                If no LIBOR Successor Rate has been determined and the circumstances under clause (c)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (i) the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended, (to the extent of the affected Eurodollar Loans or Interest Periods), and (ii) the Eurodollar Rate component shall no longer be utilized in determining the Alternate Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans (subject to the foregoing clause (ii)) in the amount specified therein.

(e)                Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 1.00% for purposes of this Agreement.

(f)                 In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

(g)                For purposes hereof:

(i)               “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Alternate Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement);

(ii)               “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement;

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(iii)               “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website and that has been selected or recommended by the Relevant Governmental Body;

(iv)               “SOFR-Based Rate” means SOFR or Term SOFR; and

(v)                “Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body ,in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

Section 2.12            Increased Costs.

(a)                If any Change in Law shall:

(i)               impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (including any reserve for eurocurrency funding that may be established or reestablished under Regulation D of the Board);

(ii)               impose on any Lender (including the Issuing Bank) any Taxes other than (A) Indemnified Taxes or Other Taxes addressed under Section 2.14 or (B) Excluded Taxes; or

(iii)               impose on any Lender or the London interbank market any other condition affecting this Agreement or Loans made by or participations held by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                 A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

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(d)                Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.13            Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.13, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.14            Taxes.

(a)                 All payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable Requirements of Law; provided that if any applicable withholding agent shall be required by applicable Requirements of Law to deduct any Taxes in respect of any such payments, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased by the applicable Loan Party as necessary so that after all required deductions (including deductions applicable to additional sums payable under this Section 2.14) have been made the applicable Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b)                In addition, without duplication of any obligation set forth in subsection (a), the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c)                Without duplication of any obligation set forth in subsection (a), the Loan Parties shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid or payable by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document and any Other Taxes paid or payable by the Administrative Agent or such Lender (including Indemnified Taxes or Other Taxes imposed on asserted on or attributable to amounts payable under this Section 2.14) and any reasonable expenses arising there-

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from or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)                As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent a copy, or if reasonably available to the Borrower a certified copy, of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                (i)  Each Lender shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding Tax or at a reduced rate of withholding.

(ii)                Without limiting the generality of the foregoing,

(A)              any U.S. Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)                any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable to establish such Non-U.S. Lender’s entitlement to a reduced rate of, or exemption from, withholding:
(1)                two properly executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to an income tax treaty to which the United States is a party;
(2)                two properly executed originals of IRS Form W-8ECI;
(3)                (x) executed originals of a certificate substantially in the form of Exhibit G-1 to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments to be received by such Lender will be effectively connected income (a “U.S. Tax Compliance Certificate”) and (y) two properly executed originals of IRS Form W-8BEN or W-8BEN-E; or
(4)                to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or has sold a participation), two properly executed originals of IRS Form W-8IMY, accompanied by

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properly executed IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender), and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of such direct and indirect partner(s); and
(5)                any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)               If a payment made to a Lender under this Agreement or the other Loan Documents would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower or Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code)and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine whether such Lender has or has not complied with such Lender's obligations under FATCA and, as necessary, to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this Section 2.14(e)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv)               Each Lender agrees that if any documentation it previously delivered pursuant to this Section 2.14(e) expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding anything to the contrary in this Section 2.14(e), no lender shall be required to provide any documentation pursuant to this Section 2.14(e) that it is not legally eligible to provide.

(v)                Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.14(e).

(f)                  If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by a Loan Party or with respect to

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which the Loan Party has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Party agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or such Lender be required to pay any amount to a Loan Party pursuant to this paragraph (f) the payment of which would place the Administrative Agent or Lender in a less favorable after-Tax position than the Administrative Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(g)                For the avoidance of doubt, for purposes of this Section 2.14, the term “Lender” includes the Issuing Bank.

Section 2.15            Pro Rata Treatment and Payments .

(a)                 Each borrowing of Revolving Loans by the Borrower from the Revolving Lenders and any reduction of the Revolving Commitments of the Revolving Lenders shall be made pro rata according to the respective Revolving Commitments then held by the Revolving Lenders.  Each payment by the Borrower on account of any Facility Fee, Unused Fee, Upfront Fee or Participation Fee shall be paid ratably to the Revolving Lenders entitled thereto.  Each payment by the Borrower on account of any Backstop Fee shall be paid to the Revolving Lenders entitled thereto.

(b)                Each prepayment by the Borrower on account of principal of any Loans shall be made pro rata according to the respective outstanding principal amounts of Loans then held by the Lenders entitled to such payment.  Subject to Section 2.15(d), all repayments of principal of any Loans at stated maturity or upon acceleration shall be allocated pro rata according to the respective outstanding principal amounts of the matured or accelerated Loans then held by the relevant Lenders.  Subject to Section 2.15(d), all payments of interest in respect of any Loans shall be allocated pro rata according to the outstanding interest payable then owed to the relevant Lenders.  Notwithstanding the foregoing, (A) any amount payable to a Defaulting Lender under this Agreement (whether on account of principal, interest, fees or otherwise but excluding any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.16 and Section 9.05) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated interest-bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent:  (1) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent and the Issuing Bank hereunder (including amounts owed under Section 2.09(b) or 9.04(c)), (2) second, to the funding of any Loan or LC Disbursement required by this Agreement, as determined by the Administrative Agent, (3) third, if so determined by the Administrative Agent and Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (4) fourth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (5) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, and (B) if such payment is a prepayment of the principal amount of Loans, such payment shall be applied

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solely to prepay the Loans of all Non-Defaulting Lenders pro rata (based on the amounts owing to each) prior to being applied to the prepayment of any Loan of any Defaulting Lender.

(c)                All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time, on the date when due.  All payments received by the Administrative Agent after 2:00 p.m., New York City time, may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest and fees thereon.  All such payments shall be made to the Administrative Agent’s Office except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.04 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received.  Unless otherwise specified herein, if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  In the case of any extension of any payment of principal, interest thereon shall be payable at the then applicable rate during such extension.

(d)                After the exercise of remedies provided for in Section 7.01 and irrespective of any other provision of any Loan Document to the contrary, any amounts (including cash, equity securities, debt securities or any other property; provided that if any such amounts are not in the form of cash, then the amount of such securities or other property applied to each of clauses First through Last below shall be an amount with a fair market value equal to the stated amount required to be applied pursuant to each such clause) received on account of the Collateral or in consideration of any waiver of any rights to receive any payment of the Obligations (whether received as a consequence of the exercise of such remedies or as a distribution under the Chapter 11 Case) shall be turned over to the Administrative Agent (to the extent not received directly by the Administrative Agent) and applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and fees with respect to the Loans,, the Commitments and the Letters of Credit, but including amounts payable under Section 9.04) payable to the Administrative Agent in its capacity as such (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in the Chapter 11 Case) until paid in full;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Participation Fees with respect to the Loans, the Commitments and the Letters of Credit, but including amounts payable under Section 9.04) payable to the Lenders and the Issuing Bank arising under the Loan Documents and amounts payable under Sections 2.12, 2.13,and 2.14, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Participation Fees and interest on the Loans, interest on unreimbursed LC Disbursements and interest on other Obligations arising under the Loan Documents, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, LC Disbursements, Cash Management Obligations and other Obligations then due and owing under the Loan Documents and to the Administrative Agent for the account of the Issuing Bank, to cash collateralize Letters of Credit in accordance with Section 2.17(k) until the Letters of Credit have been cash collateralized in full, in each case ratably among the Administrative

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Agent, the Lenders, the Issuing Bank and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.17, amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.

(e)                If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in Letters of Credit or fees owing hereunder, it shall turn such amount over to the Administrative Agent for application pursuant to Section 2.15(d).

Section 2.16            Mitigation Obligations; Replacement of Lenders.

(a)                If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Each Lender may designate a different lending office for funding or booking its Loans hereunder or assign its rights and obligations hereunder to another of its offices, branches or affiliates; provided that the exercise of this option shall not affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement.

(b)                If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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(c)                If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.02 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Revolving Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that:  (a) all amounts owing to such Non-Consenting Lender being replaced (other than principal and interest) shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender (each such Lender, a “Replacement Lender”) shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the Replacement Lender shall otherwise comply with Section 9.05.

(d)                 Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of Section 2.16(c) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

Section 2.17            Letters of Credit.

(a)                 General.  Subject to the terms and conditions set forth herein, the Borrower may request that standby letters of credit denominated in Dollars be issued under this Agreement for its own account or the account of any Subsidiary Guarantor, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Commitment Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)                Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no later than three Business Days prior to such date unless otherwise agreed by the Issuing Bank and the Administrative Agent) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not at any time exceed the LC Sublimit, (ii) the total Outstanding Revolving Credits of all Lenders shall not exceed (A) at any time prior to the Compliance Date, $72,500,000 and (B) at any time after the Compliance Date, the Total Revolving Commitments, (iii) [reserved] and (iv) the LC Exposure with respect to New Letters of Credit shall not exceed the New LC Sublimit. If the Borrower so requests in any applicable letter of credit application, the Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of

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Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit expiration date referenced in clause (c) below; provided, however, that the Issuing Bank shall not permit anysuch extension if (A) the Issuing Bank has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension. The Issuing Bank shall not be under any obligation to issue any Letter of Credit if:  (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing the Letter of Credit, or any Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or (B) the issuance of the Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally.

(c)                Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension).

(d)                 Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Revolving Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Such payment by the Lenders shall be made in Dollars.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

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(e)                Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing.  If the Borrower fails to make such payment when due, in the case of each LC Disbursement, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Revolving Commitment Percentage thereof.  Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.04 with respect to Loans made by such Revolving Lender (and Section 2.04 shall apply, mutatis mutandis, to such payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)                  Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; provided that, subject to the last sentence and the penultimate sentence of this paragraph (f), reimbursement obligations of the Borrower with respect to a Letter of Credit may be subject to avoidance by the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower or any Subsidiary that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any

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consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowerto the extent of any direct damages (as opposed to consequential damages, claims in respect of which are herebywaived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)                Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)                Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date of such LC Disbursement, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum set forth in Section 2.10(c)(ii).  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)                  Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.09(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to include such successor and any previous Issuing Bank, or such successor and all previous Issuing Banks, as the context shall require.  After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)                  [Reserved].

(k)                 Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an ac-

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count with the Administrative Agent (the “Collateral Account”), in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in Dollars equal to 102% of the LC Exposure as of such date plus any accrued and unpaid interest thereon.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement with respect to the Revolving Facility.  In addition, and without limiting the foregoing or clause (c) of this Section 2.17, if any LC Exposure remains outstanding after the expiration date specified in said clause (c), the Borrower shall immediately deposit into the Collateral Account an amount in Dollars in cash equal to 102% of the LC Exposure as of such date plus any accrued and unpaid interest thereon.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in the Collateral Account.  Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement with respect to the Revolving Facility.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(l)                  Applicability of ISP; Limitation of Liability.  Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.  Notwithstanding the foregoing, the Issuing Bank shall not be responsible to the Borrower for, and the Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(m)              Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit or related document, the terms hereof shall control.

Section 2.18            Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)              Fees shall cease to accrue on the Available Revolving Commitment of such Defaulting Lender pursuant to Section 2.09(a).

(b)              The Commitments, Loans and Outstanding Revolving Credit of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02 or Section 9.03); provided that (i) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by

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its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c)              If any Letters of Credit exist at the time such Lender becomes a Defaulting Lender then:

(i)                            Such Defaulting Lender’s LC Exposure shall be reallocated among the Non-Defaulting Revolving Lenders in accordance with their respective Revolving Commitment Percentages (but excluding the Revolving Commitments of all the Defaulting Lenders from both the numerator and the denominator) but only to the extent (w) the sum of all the Outstanding Revolving Credits owed to all Non-Defaulting Lenders does not exceed the total of all Non-Defaulting Lenders’ Available Revolving Commitments and (x) such reallocation does not cause the aggregate Outstanding Revolving Credits of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment;

(ii)                            If the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within two Business Days following notice by the Administrative Agent, (x) first, [reserved] and (y) second, cash collateralize for the benefit of the Issuing Bank such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as any Letters of Credit are outstanding;

(iii)              If the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.09(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized by the Borrower;

(iv)              If LC Exposures of the Non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Section 2.09(a) and Section 2.09(b) shall be adjusted to reflect such Non-Defaulting Lenders’ LC Exposure as reallocated; and

(v)                            If any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to clauses (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Revolving Lender hereunder, all letter of credit fees payable under Section 2.09(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated.

(d)              So long as such Defaulting Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related LC Exposure will be 100% covered by the Available Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.18(c)(ii), and the participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.18(c)(i) (and such Defaulting Lender shall not participate therein).

The rights and remedies against a Defaulting Lender under this Agreement are in addition to other rights and remedies that Borrower may have against such Defaulting Lender with respect to any funding default

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and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any funding default.  In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the total Outstanding Revolving Credits of all Lenders shall be readjusted to reflect the inclusion of such Lender’s Available Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause such outstanding Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Revolving Lenders (including such Lender) in accordance with their applicable percentages, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable cash collateral shall be promptly returned to the Borrower and any LC Exposure of such Lender reallocated pursuant to the requirements above shall be reallocated back to such Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.19            [Reserved].

Section 2.20            [Reserved].

Section 2.21            [Reserved].

Section 2.22            [Reserved].

Section 2.23            Priority and Liens.

(a)                 Superpriority Claims and Liens.  Each Loan Party hereby covenants, represents and warrants that, upon entry of the Interim DIP Order (or when applicable, the Final DIP Order), the Obligations shall be authorized by the Interim DIP Order (and, when applicable, the Final DIP Order) and:

(i)                pursuant to Sections 364(c)(1) and 507(b) of the Bankruptcy Code, constitute joint and several allowed administrative expense claims in the Chapter 11 Case having superpriority over all administrative expenses of the kind specified in Section 364(c)(1), 503(b), 507(a)(2), 507(b) or 507(d) of the Bankruptcy Code;

(ii)                pursuant to Sections 361, 362, 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code and the Collateral Documents, shall be secured by, and each Loan Party shall have granted to the Administrative Agent, for the benefit of the Secured Parties, a perfected first-priority Lien on all otherwise unencumbered Collateral  and all proceeds and other property recovered in any Avoidance Action;

(iii)               pursuant to Section 364(d)(1) of the Bankruptcy Code and the Collateral Documents, shall be secured by, and each Loan Party shall have granted to the Administrative Agent, for the benefit of the Secured Parties, a perfected first-priority, senior priming Lien (the “Priming Lien”) on the Prepetition Collateral, which Priming Lien shall prime all Liens securing the Prepetition Facility Obligations, the Prepetition Secured Notes Obligations, and any Liens that are junior thereto, and shall also be senior to any Liens arising after the Petition Date to provide adequate protection in respect of any Liens to which the Priming Lien is senior (collectively, the “Primed Liens”); and

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(iv)               pursuant to Section 364(c)(3) of the Bankruptcy Code and the Collateral Documents, shall be secured by, and each Loan Party shall have granted to the Administrative Agent, for the benefit of the Secured Parties, a perfected junior-priority Lien on all Collateral that is subject to (x) valid and perfected Liens in existence on the Petition Date, (y) valid Liens in existence on the Petition Date as permitted by Section 546(b) of the Bankruptcy Code, if any or (z) valid Liens perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code, if any (in each case, other than Liens securing the Prepetition Facility Obligations or the Prepetition Secured Notes Obligations) (the “Existing Liens”);

provided, that: (A) the Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, shall not encumber any Excluded Property; (B) the Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, on all proceeds and other property recovered in any Avoidance Action shall, in each case, be subject to entry of the Final DIP Order and granted solely to the extent provided for therein; (C) the Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, shall be subject to the Carve-Out, any senior Liens, if any, permitted under this Agreement and the other Loan Documents, and the rights of the cash management banks as set forth in the Cash Management Order; and (D) the security interests described in clauses (ii) through (iv) will be perfected solely to the extent that such security interests can be perfected by order of the Bankruptcy Court.

(b)                Security Perfection.  Each of the Loan Parties agrees to take all action that the Administrative Agent or the Required Lenders may reasonably request as a matter of nonbankruptcy law to perfect and protect the Administrative Agent’s security interest for the benefit of the Secured Parties in or to any Collateral, and upon the Collateral and for such Liens to obtain the priority therefor contemplated hereby, including, without limitation, executing and delivering such documents and instruments, financing statements, providing such notices and assents of third parties, obtaining such governmental authorizations and providing such other instruments and documents necessary to perfect the Administrative Agent’s security interest for the benefit of the Secured Parties in or to any Collateral in recordable form as the Administrative Agent may reasonably request.  Each Loan Party hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Loan Party or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Loan Party is an organization, the type of organization and any organization identification number issued to such Loan Party and, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Such Loan Party agrees to use commercially reasonable efforts to furnish any such information to the Administrative Agent promptly upon request.  Notwithstanding the provisions of this Section 2.23(b), the Administrative Agent and the Lenders shall have the benefits of the Orders.

(c)                Real Property.  Subject in all respects to the priorities set forth in Section 2.23(a) above and to the Carve-Out and subject to the entry of the Final DIP Order, the Borrower and the Subsidiary Guarantors shall grant to the Administrative Agent on behalf of the Secured Parties a security interest in all of the right, title and interest of the Borrower and the Subsidiary Guarantors in all real property, if any, now or hereafter owned or leased by either the Borrower or any of the Subsidiary Guarantors, together in each case with all of the right, title and interest of the Borrower or such Subsidiary Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof, except to the extent constituting Excluded Property. The Borrower and the Subsidiary Guarantors acknowledge that, pursuant to the Final DIP Or-

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der, the Liens in favor of the Administrative Agent on behalf of the Secured Parties in all of such real property and leasehold interests shall be perfected without the recordation of any instruments of mortgage or assignment and the Administrative Agent and the Lenders shall have the benefits of the Final DIP Order. Notwithstanding the foregoing,at the request of the Administrative Agent but subject to the entry of the Final DIP Order, the Loan Parties shall, within sixty (60) days of such request (or such longer period as the Administrative Agent may agree in its reasonable discretion) enter into Mortgages in recordable form with respect to the Mortgaged Properties on terms reasonably satisfactory to the Administrative Agent, which the Administrative Agent may, in its sole discretion, elect to record. In the event of a conflict between, or inconsistency among, the Final DIP Order, on the one hand, and any Loan Document, on the other hand, the Final DIP Order shall control.

(d)                Except as otherwise agreed to by the Lenders, the Liens, Lien priorities, Superpriority Claims and other rights and remedies granted to the Secured Parties pursuant to the Orders, this Agreement or the other Loan Documents (specifically including, but not limited to, the existence, perfection, enforceability and priority of the Liens provided for herein and therein, and the Superpriority Claims provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of indebtedness by any Borrower or any other Loan Party (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by dismissal or conversion of any Chapter 11 Case, or by any other act or omission whatsoever.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 3.01             Organization; Powers. Each of the Borrower and its Subsidiaries is (a) duly organized and validly existing, (b) if applicable, in good standing under the laws of the jurisdiction of its organization, (c) has all requisite power and authority to carry on its business as now conducted and (d) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in each case referred to in clauses (b), (c) or (d), where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and except, in each case, where failure or non-compliance results from any such Person’s status as a “debtor” under, or is permitted by, the Bankruptcy Code.

Section 3.02            Authorization; Enforceability. Subject to entry of the Interim DIP Order and, as applicable, the Final DIP Order and subject to the terms thereof, the Transactions (including the performance of the Loan Documents) are within the corporate or other organizational powers of the Loan Parties and have been duly authorized by all necessary corporate or other organizational action.  This Agreement has been and each other Loan Document will be duly executed and delivered by each Loan Party party thereto.  Subject to entry of the Interim DIP Order and, as applicable, the Final DIP Order and subject to the terms thereof, this Agreement constitutes, and each other Loan Document when executed and delivered will constitute a legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights or remedies generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03           Governmental Approvals; No Conflicts. Subject to entry of the Interim DIP Order and, as applicable, the Final DIP Order and subject to the terms thereof, the Transactions (including the performance of the Loan Documents) (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or

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made and are in full force and effect and (ii) the filings referred to in Section 3.12, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any other Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any other Loan Party or its assets except as would not reasonably expected to result in a Material Adverse Effect and except, in each case, where failure or non-compliance is permitted by the Bankruptcy Code, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than any Permitted Lien).

Section 3.04            [Reserved] .

Section 3.05            Properties; Flood Documentation .

(a)                 Each of the Borrower and its Subsidiaries has good title to, or, other than as a result of the Chapter 11 Case, valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title and Permitted Liens that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)                Each of the Borrower and its Subsidiaries owns, or, other than as a result of the Chapter 11 Case, is validly licensed to use, all Intellectual Property necessary to operate their respective business as currently conducted and contemplated to be conducted, and the operation of their respective businesses by the Borrower and its Subsidiaries does not infringe upon or otherwise violate the rights of any other Person, in each case, except for any such Intellectual Property or infringements or violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c)                As to all improved Real Property located in the United States which is subject to a Mortgage, (i) the Administrative Agent has received the Flood Documentation with respect to such Real Property on or prior to the granting of such Mortgage thereon, and (ii) all flood hazard insurance policies required pursuant to Section 5.05 with respect to any such Real Property have been obtained and remain in full force and effect to the extent required by such Section.

Section 3.06            Litigation and Environmental Matters.

(a)                 There are no actions, suits or proceedings (other than the Chapter 11 Case) by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) on the Closing Date, that involve this Agreement or the Transactions or (iii) after the Closing Date, that, individually or in the aggregate, are material, involve this Agreement or the Transactions and are reasonably likely to be adversely determined with respect to the Borrower or any of its Subsidiaries.

(b)                Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any

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permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis reasonably likely to result in Environmental Liability.

Section 3.07            Compliance with Laws and Agreement . Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where (a) the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or (b) such non-compliance results from any such Person’s status as a “debtor” under, or is permitted under, the Bankruptcy Code.

Section 3.08            Investment Company Status; Regulations T, U and X.  No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 3.09            Taxes .  Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.10            ERISA .  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount which, if it were to become due, would cause a Material Adverse Effect. The Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments or this Agreement.

Section 3.11            Disclosure .  None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (with respect to any such report, financial statement, certificate or other written information furnished after the Closing Date, as modified or supplemented by other information so furnished), taken as a whole, contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date furnished; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.12            Liens; Security Interests in the Collateral.

(a)                 The Security Agreement will (to the extent required thereby), together with the entry of the Interim DIP Order and, as applicable, the Final DIP Order, create in favor of the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Collateral described therein (subject to any limitations specified therein).  In the case of the certificated pledged stock constituting securities as of the Closing Date, when stock certificates representing such pledged stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the

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case of the other Collateral described in the Security Agreement as of the Closing Date, when financing statements specified on Schedule 3.12 in appropriate form are filed in the offices specified on Schedule  3.12 and in each case subject to entry of the Orders, the Administrative Agent shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (subject to any limitations specified therein) to the extent perfection of such security interest can be perfected by control of securities or the filing of a financing statement, as security for the Obligations, in each case prior and superior in right to any other Person (except Permitted Liens).

(b)                Subject to entry of the Orders, when the Security Agreement or an ancillary document thereunder is properly filed and recorded in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the United States Intellectual Property included in the Collateral listed in such ancillary document (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on material registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date) to the extent such security interest can be perfected by such filing or recordation.

(c)                The Mortgages executed and delivered by the Loan Parties after the Closing Date (if any) shall be, together with the entry of the Final DIP Order, effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) or, if so contemplated by the respective Mortgage, the Administrative Agent and the other Secured Parties, legal, valid and enforceable Liens on all of the Loan Parties’ rights, titles and interests in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are validly filed, registered or recorded in the proper real estate filing, registration or recording offices and any other required registrations have been validly completed by or on behalf of the Administrative Agent, and all relevant mortgage Taxes and recording and registration charges are duly paid, the Administrative Agent (for the benefit of the Secured Parties) shall have valid Liens with record or registered notice to third parties on, and security interests in, all rights, titles and interests of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the UCC, the proceeds thereof.

Section 3.13            No Change.  Since the Closing Date, there has been no event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.14            Subsidiaries .  Set forth on Schedule 3.14 is a complete and accurate list of each Subsidiary on the Closing Date, together with the jurisdiction of organization, number of shares of each class of Equity Interests outstanding and ownership and ownership percentages of Equity Interests held by the Borrower and each such Subsidiary in each direct subsidiary of the Borrower or such Subsidiary as of the Closing Date.  The outstanding Equity Interests of each Subsidiary are validly issued, fully paid and non-assessable.

Section 3.15            [Reserved] .

Section 3.16            No Default.  No Default or Event of Default has occurred and is continuing.

Section 3.17            OFAC.  Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any Person that is (i) the target of any Sanctions, (ii) included on OFAC’s List of Specially Designated nationals, HMT’s Consolidated List of

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Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

Section 3.18            Anti-Corruption Laws .  The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

Section 3.19            Affected Financial Institutions .  No Loan Party is an Affected Financial Institution.

Section 3.20            Labor Matters.  Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:  (a) there are no strikes or other labor disputes pending or, to the knowledge of Borrower and its subsidiaries, threatened against Borrower or any of the subsidiaries; (b) the hours worked and payments made to employees of Borrower and the subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from Borrower or any of the subsidiaries or for which any claim may be made against Borrower or any of the subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrower or such subsidiary to the extent required by GAAP.  Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which Borrower or any of the Subsidiaries (or any predecessor) is a party or by which Borrower or any of the subsidiaries (or any predecessor) is bound.

Section 3.21            Use of Proceeds .  After giving effect to any extension of credit hereunder and the use of proceeds thereof, the Borrower shall be in compliance with Section  5.08.

Section 3.22            Insurance .  Schedule 3.22 sets forth a true, complete and correct description, in all material respects, of all material insurance maintained by or on behalf of the Borrower or the Subsidiaries as of the Closing Date.  As of such date, such insurance is in full force and effect.

Section 3.23            USA PATRIOT Act .  Borrower and each of its subsidiaries is in compliance with the applicable provisions of the Act in all material respects.

Section 3.24            Beneficial Ownership Certificate .  As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 3.25            Bankruptcy Matters .

(a)                 The Interim DIP Order and, at all times after its entry by the Bankruptcy Court, the Final DIP Order, is in full force and effect, and has not been reversed, modified, amended, stayed or vacated absent the written consent of the Administrative Agent (which consent shall not be unreasonably withheld in the case of immaterial modifications).

(b)                Upon the maturity (whether by acceleration or otherwise) of any of the Obligations, the Lenders shall, subject to the provisions of the Interim DIP Order or the Final DIP Order, as applicable, be entitled to immediate payment of such Obligations, and to enforce the remedies provided for hereunder in accordance with the terms hereof, without further application to or order by the Bankruptcy Court.

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(c)                If either the Interim DIP Order or the Final DIP Order is the subject of a pending appeal in any respect, none of such Order, the making of the Loans, the issuance of the Letters of Credit or the performance by the Loan Parties of any of their obligations under any of the Loan Documents is or shall be the subject of a presently effective stay pending appeal.  The Loan Parties, the Administrative Agent and the Lenders shall be entitled to rely in good faith upon the Orders, notwithstanding objection thereto or appeal therefrom by any interested party.  The Loan Parties, the Administrative Agent and the Lenders shall be permitted and required to perform their respective obligations in compliance with this Agreement notwithstanding any such objection or appeal unless the relevant Order has been stayed by a court of competent jurisdiction.

(d)                The Loan Parties are in compliance in all material respects with all orders entered by the Bankruptcy Court from and after the Petition Date.

ARTICLE IV

Conditions

            Closing Date. This Agreement, and the obligations of the Lenders to make the initial Loans hereunder, shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance withSection 9.02):

(a)               Loan Documents.  The Administrative Agent (or its counsel) shall have received (including by telecopy or email transmission) (i) from each Loan Party party to the relevant Loan Document, a counterpart of such Loan Document signed on behalf of such Loan Party, as applicable and (ii) from each Lender party hereto, a counterpart of this Agreement signed on behalf of such Lender.

(b)               Promissory Notes.  The Administrative Agent shall have received an executed promissory note payable to the order of each Lender that requested such promissory note prior to the Closing Date (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably approved by the Administrative Agent.

(c)               Legal Opinions of Counsel.  The Administrative Agent shall have received a customary favorable written opinion with respect to authority of the Borrower and each Subsidiary Guarantor organized under the laws of New York or Delaware (addressed to the Administrative Agent and the Lenders as of the Closing Date and dated the Closing Date) of Sullivan & Cromwell LLP, counsel for the Borrower and the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

(d)              Secretary’s Certificate.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, including a customary secretary’s certificate of each Loan Party, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e)              Commencement of Chapter 11 Case.  The Loan Parties shall have commenced the Chapter 11 Case in the Bankruptcy Court.

(f)              Interim DIP Order.  The Bankruptcy Court shall have entered the Interim DIP Order, which Interim DIP Order shall be in full force and effect and shall not have been amended,

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modified, stayed or reversed, other than immaterial modifications with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld).  If the Interim DIP Order is the subject of a pending appeal in any respect, neither the Interim DIP Order nor the making of the Loans nor the performance by any Loan Party of any of its obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

(g)              Creation of Security Interests.  The Interim DIP Order, upon entry of the Interim DIP Order, shall be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable perfected security interest in and Lien on the Collateral with the priorities set forth in Section  2.23(a), in each case to the extent that such security interest can be perfected by order of the Bankruptcy Court.

(h)               First day Orders.  All of the “first day orders” entered by the Bankruptcy Court in the Chapter 11 Case shall be reasonably satisfactory in form and substance to the Administrative Agent, and all adequate protection payments and critical vendor payments approved by the Bankruptcy Court in the Interim DIP Order or otherwise shall be reasonably satisfactory to the Administrative Agent.

(i)              Other Orders.  All orders (if any) providing for payment of Prepetition indebtedness of the Loan Parties or affecting in any way the Obligations or the Collateral submitted for entry in the Chapter 11 Case shall be in form and substance reasonably satisfactory to the Administrative Agent, as entered, shall not deviate from the form thereof approved by the Administrative Agent in any material respect which is materially adverse to the interests of the Lenders without the prior consent of the Administrative Agent.

(j)              Sale Process.  The Loan Parties shall have commenced a sale process for the proposed sale by the Loan Parties of all or substantially all of their respective assets and business segments (such proposed sale, the “Sale Transaction”).

(k)              Initial Budget; Other Financial Information.  The Lenders shall have received a detailed weekly budget of projected receipts and expenditures of the Loan Parties for the period commencing on the Petition Date and ending on the date that is thirteen (13) weeks after the Petition Date, in form and substance reasonably satisfactory to the Administrative Agent and consistent with the budget prepared by the Loan Parties and delivered to the Administrative Agent prior to the Closing Date (the “Initial Budget”), with such supporting detail as the Administrative Agent may reasonably request.

(l)              Perfection Matters.  Each UCC financing statement or other filing required by the Security Agreement shall be in proper form for filing.

(m)               Anti-Money Laundering; Beneficial Ownership.  The Borrower shall have provided to each Lender the documentation and other information requested by such Lender that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

(n)               Fees and Expenses.  The Administrative Agent and the Lenders entitled thereto shall have received (i) the Upfront Fee, (ii) the Backstop Fee, (iii) all amounts due and payable on or prior to the Closing Date pursuant to the Fee Letter and (iv) all other reasonable accrued fees

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and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out‑of‑pocket expenses (including fees of legal counsel to the Administrative Agent and the Lenders) required to be reimbursed or paid by the Borrower hereunder.

Without limiting the generality of the provisions of Section 8.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.  The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

Section 4.02       Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a continuation or conversion of an existing Borrowing) and the obligation of the Issuing Bank to issue, extend the expiry date of, or increase the amount of, any Letter of Credit is subject to the satisfaction of the following conditions:.

(a)              The representations and warranties of each Loan Party set forth in this Agreement shall be true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such extension of credit, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall have been true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date).

(b)               At the time of and immediately after giving effect to such extension of credit, no Default or Event of Default shall have occurred and be continuing.

(c)               The Administrative Agent or the Issuing Bank shall have received a Committed Loan Notice in accordance with Section 2.03 or a Letter of Credit request in accordance with Section 2.17(b), as applicable.

(d)              At the time of such extension of credit, and also after giving effect thereto, (i) if such extension of credit has been requested before the Final DIP Order has been entered by the Bankruptcy Court, the Interim DIP Order shall be in full force and effect and shall not have been vacated, reversed, stayed, modified or amended in any respect other than immaterial modifications made with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), and (ii) if such extension of credit is requested after the Final DIP Order (which, for purposes of this Section  4.02(d), shall be defined without regard to whether or not the time to appeal, petition for certiorari, or move for re-argument or rehearing has expired) has been entered by the Bankruptcy Court, the Final DIP Order shall be in full force and effect and shall not have been vacated, reversed, stayed, modified or amended in any respect other than immaterial modifications made with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld).  If either the Interim DIP Order or the Final DIP Order is the subject of a pending appeal in any respect, none of such Order, the making of the Loans, the issuance of the Letters of Credit or the performance by any Loan Party of any of its obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.  The Loan Parties, the Administrative Agent and the Lenders shall be permitted and required to

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perform their respective obligations in compliance with this Agreement, notwithstanding any such objection or appeal unless the relevant Order has been stayed by a court of competent jurisdiction.

Each such request for an extension of credit shall be deemed to constitute a representation and warranty by the Borrower or other applicable Loan Party on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Facility Termination Date, the Borrower covenants and agrees with the Lenders that:

 Section 5.01         Financial and Other Information . The Borrower will furnish to the Administrative Agent for delivery to each Lender:

(a)            [reserved];

(b)            [reserved];

(c)            [reserved];

(d)            [reserved];

(e)            [reserved];

(f)             on or before 5:00 pm on the twenty-first (21st) day of each calendar month, consolidating balance sheets of the Borrower and its Subsidiaries as at the last day of such month, and the related consolidating statements of income or operations, for such month and for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, such figures for the corresponding calendar month of the previous fiscal year and the corresponding portion of the previous fiscal year, together with accounts receivable and accounts payable aging reports, all in reasonable detail, such consolidating statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries;

(g)             on or before 5:00 p.m. on the first (1st) Business Day of each week, (i) a report showing Liquidity as of the last Business Day of the calendar week most recently ended, together with any supporting information reasonably required by the Administrative Agent and (ii) a report demonstrating compliance or non-compliance with the financial maintenance covenant set forth in Section  6.10(a) for the calendar week most recently ended as of such date, in each case, in form and detail reasonably acceptable to the Administrative Agent;

(h)             on or before 5:00 p.m. on the fourth (4th) Business Day of every week, commencing with the first full week following the Petition Date, a cash flow reconciliation and variance report in form and detail reasonably acceptable to the Administrative Agent (i) showing comparisons of actual results for each line item against such line item in the Budget for the prior periods ended and (ii) demonstrating compliance or non-compliance with the financial maintenance covenants set forth in Section 6.10(b) (each, a “Variance Report”);

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(i)               on or before 5:00 p.m. on the last Business Day of every fourth  (4th) week, commencing with the fourth full week following the Petition Date, an updated detailed weekly budget of projected receipts and expenditures of the Loan Parties for the thirteen-week period following such delivery date, which updated weekly budget shall be in form of, and contain the detail set forth in, the Budget and shall include any supporting information reasonably requested by the Administrative Agent; provided that not more than once every four (4) weeks, the Borrower may seek the approval of the Administrative Agent to replace the Budget (as in effect immediately prior to giving effect to any such replacement) with the updated budget most recently delivered pursuant to this Section 5.01(i), which approval shall be made in writing (which may be provided by email) at the reasonable discretion of the Administrative Agent (provided that if any Lender shall object to any such replacement, approval of such replacement shall be at the reasonable discretion of the Required Lenders; provided further, that the Administrative Agent and the Lenders shall be deemed to have approved of any such updated budget unless the Administrative Agent or any Lender, as applicable, shall have objected thereto by written notice to the Borrower within five (5) Business Days after receipt thereof), and if the Administrative Agent (or the Required Lenders, as applicable) so approves such replacement, then such updated budget (the “Updated Budget”) shall become the “Budget” for purposes of this Agreement; provided further, to the extent that either the Administrative Agent or any Lender does provide such objection notice within such five (5) Business Day period, the then-existing Budget shall constitute the Budget for the projection period, without giving effect to any update, modification or supplement (with appropriate adjustments for the timing of monthly or semi-monthly disbursements), until such time as an Updated Budget is approved by the Administrative Agent (or the Required Lenders, as applicable), in its (or their) reasonable discretion);

(j)               within forty-five (45) days of the Petition Date, an analysis of accelerated cost takeout and improved operational efficiency by business segment (including both success/progress to date and go forward timelines), in form and detail reasonably acceptable to the Administrative Agent and its financial advisor;

(k)              promptly after the same have been produced, copies of any document and information that is required to be delivered to the Prepetition Agent under the Prepetition Credit Agreement or the Prepetition Trustee under the Prepetition Secured Notes Indenture;

(l)               as soon as reasonably practicable in advance of filing with the Bankruptcy Court: (i) the motions seeking approval of the DIP Facility and use of cash management arrangements and proposed forms of the Interim DIP Order, Final DIP Order and Cash Management Order, which motions shall be in form and substance reasonably satisfactory to the Administrative Agent; (ii) as applicable, any motions seeking approval of bidding procedures and any 363 sale, and the proposed forms of orders related thereto, which shall be in form and substance reasonably satisfactory to the Administrative Agent; (iii) any such proposed orders and pleadings relating to the Loan Documents, which orders and pleadings shall be in form and substance reasonably satisfactory to the Administrative Agent; (iv) as applicable, any Plan and/or any disclosure statement relating to such Plan (which Plan or disclosure statement shall comply with the requirements set forth in this Agreement); (v) any motion and proposed form of order seeking to extend or otherwise modify the Loan Parties’ exclusive periods set forth in section 1121 of the Bankruptcy Code (so long as the Administrative Agent has confirmed in writing that the Administrative Agent and the Lenders will not object to such order); and (vi) any motion and proposed form of order filed with the Bankruptcy Court relating to any management equity plan, incentive, retention or severance plan, the assumption, rejection, modification or amendment of any material contract;

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(m)              promptly upon providing such information or documents to the Unsecured Creditors Committee, copies of all financial information and other documents provided by or on behalf of the Loan Parties to the Unsecured Creditors Committee in the Chapter 11 Case;

(n)               promptly following the Administrative Agent’s reasonable request therefor (on its own behalf or at the request of any Lender), an update on the sale process with respect to the Sale Transaction;

(o)              promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial position of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent (on its own behalf or at the request of any Lender) may reasonably request, in form and detail reasonably satisfactory to the Administrative Agent;

(p)                 promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act; and

(q)                to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification.

Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall (a) have been posted by the Administrative Agent on IntraLinks or a similar site to which the Lenders have been granted access or (b) shall be available on the website of the SEC at http://www.sec.gov; provided that the Borrower shall notify the Administrative Agent of the posting of such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

  Section 5.02        Notices of Material Events. The Borrower will furnish to the Administrative Agent for delivery to each Lender prompt written notice of the following:

(a)              the occurrence of any Default;

(b)               the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any Subsidiary thereof as to which there is a reasonable likelihood of an adverse determination that would reasonably be expected to result in a Material Adverse Effect;

(c)              the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower or its Subsidiaries in an amount which would constitute a Material Adverse Effect; and

(d)               any other development, upon any Responsible Officer obtaining knowledge of the occurrence of such development, that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

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Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

   Section 5.03         Existence; Conduct of Business . The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except in each case (i) other than, in the case of the legal existence of the Borrower, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect or (ii) as such action is not prohibited under Sections 6.03, 6.04 or  6.05.

    Section 5.04       Payment of Obligations. Except as prohibited by the Bankruptcy Code, the Borrower will, and will cause each of its Subsidiaries to, pay its material obligations, including material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.  For the avoidance of doubt, nothing herein shall permit payment of any obligation subject to the automatic stay under the Bankruptcy Code;providedthat such obligations may be paid as required in or permitted by (i)the Orders or (ii)any other order of the Bankruptcy Court (to the extent such other order is reasonably acceptable to the Administrative Agent)..

    Section 5.05       Maintenance of Properties; Insuranc e. The Borrower will, and will cause each of its Subsidiaries to (in the case of each of clauses (a)and(b), subject to the Interim DIP Order and the Final DIP Order):

(a)               Keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(b)               Use commercially reasonable efforts to maintain, prosecute and enforce its material Intellectual Property, in each case except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(c)              Maintain, with financially sound and reputable insurance companies, or in accordance with acceptable self-insurance policies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar business as reasonably determined by the Borrower and, within the timeframe required by Section 5.12, cause the Administrative Agent to be listed as a loss payee and mortgagee, on property policy with respect to tangible personal property and assets constituting Collateral and as an additional insured on all liability policies.  Notwithstanding the foregoing, Borrower and the subsidiaries may (i) maintain all such insurance with any combination of primary and excess insurance, and (ii) maintain any or all such insurance pursuant to master or so-called “blanket policies” insuring any or all Collateral and/or other Real Property which does not constitute Collateral (and in such event the loss payee endorsement shall be limited or otherwise modified accordingly).

(d)              At the time of delivery of the applicable Mortgage (or such later date as may be agreed to by the Administrative Agent in its sole discretion), subject to Section 5.12, cause such property insurance policy with respect to the Mortgaged Property located in the United States of America to be endorsed or otherwise amended to include a “standard” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent; deliver a

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certificate of insurance with respect to each Mortgaged Property to the Administrative Agent; deliver to the Administrative Agent, prior to or concurrently with the cancellation or nonrenewal of any such policy of insurance covered by this clause (d), a copy of a renewal or replacement (or other evidence of renewal of a policy previously delivered to the Administrative Agent) insurance certificate with respect thereto;

(e)              At least five (5) days prior to the time of delivery of the applicable Mortgage, if any portion of any Mortgaged Property located in the United States is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (each a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the Flood Insurance Laws (as now or hereafter in effect or successor act thereto), (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

In connection with the covenants set forth in this Section  5.05, it is understood and agreed that:

(i)               the Administrative Agent, the Lenders, the Issuing Bank and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.05, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders, the Issuing Bank or their agents or employees.  If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Borrower, on behalf of itself and behalf of each of the subsidiaries, hereby agree, to the extent permitted by law, to waive, and further agree to cause each of the subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders, the Issuing Bank and their agents and employees; and

(ii)               the designation of any form, type or amount of insurance coverage by the Administrative Agent (including acting in the capacity as the Administrative Agent) under this Section  5.05 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of Borrower and the subsidiaries or the protection of their properties.

     Section 5.06        Books and Records; Inspection Rights; Conference Calls; Field Examinations.

(a)              The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities.

(b)               The Borrower will, and will cause each of its Subsidiaries to, upon reasonable notice from the Administrative Agent, permit any representatives, independent contractors, financial advisors and agents designated by the Administrative Agent or any Lender to visit and inspect its properties, upon reasonable notice to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants and to monitor the Collateral, all at the expense of the Borrower and at such reasonable times during normal business hours and

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as often as reasonably requested, provided that such visits, inspections, examinations and discussions shall be subject to public health and safety limitations required by applicable Requirements of Law; provided further, that the Administrative Agent shall have delivered a written notice of such inspection to the Borrower prior to the date of any such inspection; provided further, that any Lender may request that the Administrative Agent exercise its rights to conduct such visits, inspections, examinations and discussions; provided, further, that no Lender nor any of its representatives, independent contractors, financial advisors or agents may exercise the rights contemplated in this clause (b) unless accompanying the Administrative Agent or any of its representatives, independent contractors, financial advisors or agents.

(c)               The Borrower will cause appropriate members of the Loan Parties’ management and other professionals engaged by the Loan Parties (including, without limitation, the Investment Banker) to be available to discuss (in person or telephonically) the Budget, the information delivered pursuant to Section 5.01(n) and such other information relating to the Chapter 11 Case and the financial results and condition of the Loan Parties and their Subsidiaries, from time to time as and when reasonably requested by the Administrative Agent.

(d)              The Borrower shall engage a party or parties reasonably acceptable to the Administrative Agent to conduct a field examination of the Loan Parties’ assets as soon as reasonably practicable after the Closing Date with such examiner’s or examiners’ reports to be shared with the Administrative Agent (for distribution to the Lenders) upon receipt.

(e)               For the avoidance of doubt, the information provided to the Lenders pursuant to this Section 5.06 shall be subject to the provisions of Section 9.13.

  Section 5.07          Compliance with Laws . Except where failure or non-compliance is permitted by the Bankruptcy Code, the Borrower will, and will cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

 Section 5.08       Use of Proceeds and Extensions of Credit. The Borrower shall, and shall cause each of its Subsidiaries to, (a)use the proceeds of the Loans, subject to the Interim DIP Order and the Final DIP Order, only for the following purposes: (i) for working capital and other general corporate purposes of the Loan Parties, including the payment of professional fees and expenses; (ii) to pay thereasonable fees and expenses of theAdministrative Agent, the Lenders and the Issuing Bank (including the reasonable fees and expenses of counsel and financial advisors) to the extent required hereunder; (iii) to pay claims in respect of certain Prepetition creditors, which may include, without limitation, employees, taxing authorities and trade vendors in the ordinary course, in each case to the extent authorized by orders of the Bankruptcy Court reasonably acceptable to the Administrative Agent; (iv) after entry of the Interim DIP Order or Final DIP Order, and to the extent authorized by the Bankruptcy Court, to repay Prepetition Priority Payment Obligations; and (v) to make adequate protection payments to the Prepetition Agent, the Prepetition Lenders, the Prepetition Issuing Banks the Prepetition Secured Notes Trustee, the Prepetition SecuredNoteholders, the other holders of the Prepetition Facility Obligations and the other holders of the Prepetition Secured Notes Obligations, in each case to the extent authorized by orders of the Bankruptcy Court and in accordance with the Budget (subject to the variances therefrom permitted underSection 6.10(b) ); and (b)use the issuance of Letters of Credit solely to replace, or provide renewals of, the Prepetition Letters of Credit or, subject to the New LCSublimit, to issue New Letters of Credit; provided that in no event shall the proceeds of any Loan or any Letter of Credit be used (x) in contravention of any Law or of any Loan Documents; (y)for the payment of professional fees, costs and disbursements incurred in connection with (1)any challenge to (A) the amount, extent, priority, validity, perfection or enforcement of the indebtedness of the Loan Parties owing to the Administrative Agent, the Lenders, the

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Issuing Bank, the Prepetition Agent, the Prepetition Issuing Banks, the other holders of the Obligations or the other holders of the Prepetition Priority Payment Obligations or (B)the collateral securing such indebtedness or the perfection, priority or validity of the Liens granted in favor of the Administrative Agent, the Lenders, the Issuing Bank, the Prepetition Agent, the Prepetition Issuing Banks, the other holders of the Obligations or the other holders of the Prepetition Priority Payment Obligations with respect thereto or (2)any action to limit, impede or restrict the Administrative Agent’s enforcement of remedies with respect to the Collateral securing the Obligations following an Event of Default or to otherwise modify or limit the rights of Administrative Agent, the Lenders, the Issuing Bank, the Prepetition Administrative Agent or the holders of the Prepetition Priority Payment Obligations, in each case under any Order; provided, notwithstandinganything to the contrary herein,no more than an aggregate of $50,000 (or such higher amount as may be specified in the Final DIP Order) of the Carve-Out may be used to investigate the matters in the foregoing clause (1).

No proceeds of any Loan or any Letter of Credit will be used, directly or indirectly, or contributed or otherwise made available to any Subsidiary or other Person, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by an party to this Agreement or any of its Related Parties (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, Issuing Bank, or otherwise) of Sanctions.

Section 5.09        Guarantors and Collateral .

(a)                 Subject to Section 5.12(c), on the Closing Date each Domestic Subsidiary (other than an Excluded Subsidiary) will become a party to the Guarantee Agreement.

(b)                 With respect to any Person that becomes a Domestic Subsidiary (other than an Excluded Subsidiary) after the Closing Date, or any Excluded Subsidiary that ceases to constitute an Excluded Subsidiary after the Closing Date, the Borrower will, within 30 days thereafter (or such longer period as the Administrative Agent may agree in its sole discretion) (i) cause such Subsidiary to become a party to the Guarantee Agreement, (ii) become a party to the Security Agreement or such other Collateral Document as may be reasonably requested by the Administrative Agent (iii) except as otherwise contemplated in this Agreement or the Collateral Documents, execute and deliver all such other documents and instruments and take such actions to create and perfect the security interests required by the Collateral Documents and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent, in addition to items of the type described in Section 4.01(c) with respect to such subsidiary in form and substance reasonably satisfactory to the Administrative Agent, a customary legal opinion relating to authority of each such Subsidiary to become a party to the Guarantee Agreement and the Security Agreement that is organized under the laws of New York or Delaware, which shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c)                 Unless otherwise waived by the Administrative Agent or the applicable Lender (solely with respect to clause  (i)(B) below), with respect to each Mortgaged Property, the Borrower shall cause the following requirements to be satisfied with respect to such Real Property on or prior to the date on which such Real Property is required hereunder to be encumbered by a Mortgage:

(i)               (A) the Administrative Agent shall have received with respect to each Mortgaged Property located in the United States of America or any State thereof, the Flood Documentation and (B) each Lender shall have received (through the Administrative Agent) any other reasonable documents or information reasonably requested by such Lender (through the Administrative Agent) to enable such Lender to comply, in the determination of the Administrative Agent, with

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any applicable Flood Insurance Laws and all applicable rules and regulations promulgated pursuant thereto; and

(ii)               the Administrative Agent shall have received such other documents as the Administrative Agent may reasonably request that are available to the Borrower or any Subsidiary Guarantor without material expense with respect to any such Mortgage or Mortgaged Property.

Section 5.10        Further Assurances. Promptly upon the reasonable request by the Administrative Agent, or any Lender through the Administrative Agent, the Borrower shall, shall cause the Subsidiary Guarantors to (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s assets, including Equity Interests to the Liens granted by the Security Agreement and the other Collateral Documents to the extent required thereunder and (iii)except as otherwise contemplated by the Collateral Documents, perfect and maintain the validity, effectiveness and priority of the Collateral Documents and any of the Liens created thereunder.

Section 5.11      [Reserved] .

Section 5.12     Post-Closing Requirements .

(a)                 Within 30 days following the Closing Date (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion), the Borrower shall deliver insurance certificates and endorsements contemplated by Section 5.05(c), in form and substance reasonably satisfactory to the Administrative Agent.

(b)                 Within 30 days following the Closing Date (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion), each applicable Loan Party shall deliver to the Administrative Agent executed versions of Intellectual Property Security Agreements, appropriate for filings with the USPTO and USCO, as applicable, with schedules thereto identifying any Intellectual Property owned by such Loan Party registered with, or subject to a pending published application before, the USPTO or USCO.

(c)                Within 30 days following the Closing Date (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion), the Borrower shall cause each Material Domestic Subsidiary that is not a Subsidiary Guarantor as of the Closing Date and is not an Excluded Subsidiary to (i) become a party to the Guarantee Agreement, (ii) become a party to the Security Agreement or such other Collateral Document as may be reasonably requested by the Administrative Agent (iii) except as otherwise contemplated in this Agreement or the Collateral Documents, execute and deliver all such other documents and instruments and take such actions to create and perfect the security interests required by the Collateral Documents and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent, in addition to items of the type described in Section 4.01(c) with respect to such subsidiary in form and substance reasonably satisfactory to the Administrative Agent, a customary legal opinion relating to authority of each such Subsidiary to become a party to the Guarantee Agreement and the Security Agreement that is organized under the laws of New York or Delaware, which shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

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Section 5.13        Investment Banker . The Borrower will, and will cause each other Loan Party to:  (a)continue to retain the Investment Banker with the terms of such engagement satisfactory to the Administrative Agent;(b) file with the Bankruptcy Court an application seeking authority to retainthe Investment Bankernuncprotunc to the Petition Dateon, or as soon as reasonably practicable after, the Petition Date; and (c)obtain Bankruptcy Court approval of the retention of the Investment Banker in accordance with subsections (a) and  (b)above, no later than thirty(30) days after the Petition Date(or such later date as the “second day” hearing occurs in the Chapter 11 Case), which date may be extended by the Administrative Agent in its reasonable discretion.

  Section 5.14       Postpetition Obligations. Except as otherwise permitted by the Bankruptcy Code,the Borrower will, and will cause each other Loan Party to, perform and comply in all material respects with the Interim DIP Order and the Final DIP Order, in each case, after giving effect to any applicable grace period in the Interim DIP Order or Final DIP Order, as applicable.

  Section 5.15       Plan and Sale Milestones. The Borrower will, and will cause each other Loan Party, to either:

(a)                Plan Milestones: Within seventy-five (75) calendar days of the Petition Date, enter into a restructuring support agreement with a number of Prepetition Term Lenders and Prepetition Secured Noteholders, in each case, sufficient to cause acceptance of their respective classes of claims, which agreement secures support by such creditors for a Plan of Reorganization that would provide for, among other things, the occurrence of the Facility Termination Date and the payment in full in cash of all Prepetition Priority Payment Obligations (unless holders of more than fifty percent (50%) of all Revolving Commitments held by holders of Prepetition Priority Payment Obligations agree (such agreement not to be unreasonably withheld) to some other treatment for the Prepetition Priority Payment Obligations), in each case upon the effective date of such Plan of Reorganization, with the effective date thereunder being a date that is not later than the date that is nine (9) months after the Petition Date (any such Plan of Reorganization, a “Conforming Plan of Reorganization”); provided that notwithstanding the foregoing or anything to the contrary in this Agreement or any other Loan Document, the Administrative Agent may in its reasonable discretion extend the deadline set forth in this clause (a) to a date not later than fifteen (15) days following such deadline as in effect on the Closing Date; or

(b)                Sale Milestones:  (i) within thirty (30) calendar days of the Petition Date, prepare customary M&A marketing materials with respect to the Sale Transaction for distribution to potential purchasers and (ii) within seventy (70) days after the Petition Date, (A) deliver to the Administrative Agent and the Lenders indications of interest in respect of the Sale Transaction for sales in amounts, in the aggregate, sufficient to pay the Obligations and the Prepetition Priority Payment Obligations in full (any such Sale Transaction, a “Conforming Asset Sale”) and (B) file with the Bankruptcy Court a motion seeking approval of bidding procedures and setting a date for an auction with respect to the Sale Transaction within one hundred twenty (120) calendar days of the Petition Date (or such later date as agreed by the holders of more than fifty percent (50%) of all Revolving Commitments held by holders of Prepetition Priority Payment Obligations in their reasonable discretion); provided that notwithstanding the foregoing or anything to the contrary in this Agreement or any other Loan Document, the Administrative Agent may in its reasonable discretion extend any deadline set forth in this clause  (b) to a date not later than, in the case of any such deadline, fifteen (15) days following the applicable deadline as in effect on the Closing Date.

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ARTICLE VI

Negative Covenants

Until the Facility Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 6.01               Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)              Indebtedness incurred under the Loan Documents;

(b)               (i) Indebtedness incurred under the Prepetition Loan Documents and (ii) Indebtedness in respect of the Prepetition Secured Notes;

(c)              Indebtedness of the Borrower or any other subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets, provided that (A) such Indebtedness is incurred or assumed prior to or within 180 days after such acquisition or the completion of such construction or improvement, (B) the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (C) the aggregate amount of such Indebtedness any time outstanding shall not exceed $1,000,000;

(d)               Indebtedness of Non-Loan Parties in an aggregate principal amount at any time outstanding not to exceed $1,000,000;

(e)               Guarantees of any Indebtedness permitted pursuant to this Section 6.01 (provided that, in the case of any such Guarantee of Indebtedness of a Loan Party by a Non-Loan Party, such Guarantee is permitted under Section 6.11);

(f)              Indebtedness of the Borrower owed to any Subsidiary or of a Subsidiary owed to any other Subsidiary or the Borrower; provided, however, that (i) any Indebtedness owing by a Loan Party to a Non-Loan Party pursuant to this clause (f) shall be subordinated in right of payment to the Obligations, (ii) upon any such Indebtedness being owed to any Person other than the Borrower or a Subsidiary, the Borrower or such Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (f) and (iii) the extension of any such Indebtedness is permitted under Section 6.11;

(g)              Indebtedness outstanding on the Closing Date and set forth on Schedule 6.01;

(h)              [reserved];

(i)               [reserved];

(j)               Indebtedness in respect of bid, performance, surety or completion bonds issued for the account of the Borrower or any Subsidiary in the ordinary course of business, including guarantees or obligations of the Borrower or any Subsidiary with respect to letters of credit supporting such bid, performance, surety or completion obligations;

(k)              [reserved];

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(l)               indemnification and adjustment of purchase price provisions, in each case, incurred or assumed in connection with asset sales;

(m)               obligations of the Borrower or any of its Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 90 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money ;

(n)              letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(o)              Indebtedness arising (A) from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence or (B) under any customary cash pooling or cash management agreement (including any Cash Management Agreement) with a bank or other financial institution in the ordinary course of business;

(p)               Indebtedness representing deferred compensation incurred in the ordinary course of business;

(q)              Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(r)              [reserved];

(s)              Indebtedness supported by a Letter of Credit in a principal amount not in excess of the stated amount of such Letter of Credit;

(t)              [reserved];

(u)               [reserved];

(v)              [reserved];

(w)             [reserved];

(x)              other unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $2,500,000 at any time outstanding;

(y)              to the extent constituting Indebtedness, the Carve-Out; and

(z)               to the extent constituting Indebtedness, any adequate protection provided to the Administrative Agent, the Lenders, the Issuing Bank, the Cash Management Banks, the Prepetition Agent, the Prepetition Lenders, the Prepetition Issuing Banks, the Prepetition Secured Notes Trustee and the Prepetition Secured Noteholders under the Orders, as may be amended pursuant to the terms of this Agreement.

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Section 6.02        Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)              Permitted Encumbrances;

(b)               any Lien on any property or asset of the Borrower or any Subsidiary (or any improvements or accession thereto or proceeds therefrom) existing on the Petition Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Closing Date;

(c)               [reserved];

(d)              Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 6.01(c); provided that (i) such Liens are incurred prior to or within 180 days after such acquisition or the completion of such construction and improvement with the acquisition of such fixed or capital assets, and (ii) such Liens do not at any time encumber any of its existing property other than the property financed by such Indebtedness;

(e)               Liens created by the Collateral Documents securing the Obligations;

(f)              Liens on the Collateral securing Indebtedness incurred pursuant to Sections 6.01(b);

(g)              [reserved];

(h)              [reserved];

(i)               licenses, sublicenses, leases or subleases granted to others in the ordinary course of business that do not interfere in any material respect with the business of the Borrower or any Subsidiary;

(j)              any interest or title of a lessor or sublessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases permitted hereunder;

(k)               normal and customary rights of setoff upon deposits of cash or other Liens originating in the ordinary course of business solely by virtue of any contractual, statutory or common law provision relating to bankers liens, rights of setoff or similar rights in favor of banks (including any Cash Management Bank) or other depository institutions (including funds or other assets credited thereto and pooling and netting arrangements) and not securing any Indebtedness (other than Indebtedness permitted by Section 6.01(o));

(l)                Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(m)              [reserved];

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Table of Content

(n)               Liens on assets of Non-Loan Parties securing Indebtedness permitted pursuant to Sections 6.01(d);

(o)              any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in clause (b), (d) and (l) above; provided that with respect to clause (b), and (d) above, (x) the obligations secured thereby shall be limited to the obligations secured by the Lien so extended, renewed or replaced (and, to the extent provided in such clauses, extensions, renewals and replacements thereof) and (y) such Lien shall be limited to all or a part of the assets that secured the Lien so extended, renewed or replaced;

(p)               Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens in the ordinary course of business in favor of issuers of performance and surety bonds or bid bonds or with respect to health, safety and environmental regulations (other than for borrowed money) or letters of credit or bank guarantees issued to support such bonds or requirements pursuant to the request of and for the account of such Person in the ordinary course of business;

(q)              Liens (i) on assets of a Loan Party in favor of a Loan Party or (ii) on assets of a Non-Loan Party in favor of the Borrower or any of its Subsidiaries;

(r)              [reserved];

(s)              [reserved];

(t)              [reserved];

(u)              Liens arising by operation of law in the ordinary course of business;

(v)             Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(w)               Liens arising under any retention of title, hire, purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Borrower and its Subsidiaries in the ordinary course of trading and on the supplier’s standard or usual terms;

(x)               [reserved];

(y)              Liens on deposits made with utilities pursuant to any order of the Bankruptcy Court, in an aggregate amount not to exceed $3,500,000;

(z)              Liens junior to the Liens created pursuant to the Loan Documents to secure the Obligations that are granted by the Interim DIP Order or the Final DIP Order pursuant to Section 364(d)(1) of the Bankruptcy Code as adequate protection; and

(aa)               Liens pursuant to the Carve-Out.

Section 6.03        Fundamental Changes. The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now.

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owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing:

(a)               any Person may merge or be consolidated with or into the Borrower in a transaction in which the Borrower is the continuing or surviving Person;

(b)               any Person (other than the Borrower) may merge or consolidate with or into any Subsidiary in a transaction in which the surviving entity is or becomes a Subsidiary; provided that, if such Person is a Subsidiary Guarantor, the surviving entity is the Borrower or a Domestic Subsidiary that is or substantially concurrently becomes a Subsidiary Guarantor; and

(c)              any merger, consolidation, Disposition, liquidation or dissolution not prohibited by Section 6.04 shall be permitted.

      Section 6.04         Disposition of Property . The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, consummate any Asset Sale, except to the extent consented to by the Administrative Agent and the Required Lenders in their reasonable discretion.

      Section 6.05         Restricted Payments . The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except any Wholly Owned Subsidiary may declare or make a Restricted Payment with respect to the Equity Interests of such Subsidiary to the Borrower or any other Subsidiary.:

        Section 6.06      Transactions with Affiliates and Shareholders. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates or shareholders involving payment or consideration in excess of $250,000, except:

(a)              for transactions entered into in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, as reasonably determined by the Borrower;

(b)               (i) transactions between or among the Loan Parties not involving any other Affiliate and (ii) Investments permitted under Section 6.11(d) in Non-Loan Parties that are Wholly Owned Subsidiaries and that are solvent;

(c)               pursuant to reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, and stock compensation plans) and normal and reasonable indemnification arrangements and performance of such arrangements;

(d)              any Restricted Payment permitted by Section 6.05;

(e)              [reserved];

(f)              [reserved];

(g)               [reserved];

(h)              [reserved];

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(i)               any employment agreements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and the transactions pursuant thereto;

(j)               [reserved];

(k)              those transactions set forth on Schedule  6.06.

Section 6.07       Changes in Fiscal Periods. The Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year to end on a day other than December 31 or change its method of determining fiscal quarters without the Administrative Agent’s prior written consent (such consent not to be unreasonably withheld) and, in any event, no more than one (1) time while this Agreement is in effect.

Section 6.08        Sales and Leasebacks. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person (other than the Borrower or a Subsidiary) providing for the leasing by the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary.

Section 6.09        Clauses Restricting Subsidiary Distributions. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Equity Interests held by the Borrower or a Subsidiary, (b)make loans or advances or pay any Indebtedness or other obligation owed to the Borrower or any Subsidiary Guarantor or (c) transfer any of its assets to the Borrower or any Subsidiary Guarantor, except for such encumbrances or restrictions existing under or by reason of:.

(i)                any encumbrances or restrictions existing under this Agreement and the other Loan Documents;

(ii)               encumbrances or restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the capital stock or assets of such Subsidiary;

(iii)               encumbrances or restrictions under any agreement governing Capital Lease Obligations secured by Liens permitted by Section 6.02, so long as such restrictions apply only to the assets subject to such Liens or relating to such Capital Lease Obligations, as the case may be;

(iv)               [reserved];

(v)               [reserved];

(vi)               [reserved];

(vii)               encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(viii)                non-assignment provisions of any contract or lease entered into in the ordinary course of business;

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(ix)               encumbrances or restrictions imposed under any agreement to sell assets, including Equity Interests of such Subsidiary, permitted under this Agreement to any Person pending the closing of such sale;

(x)               encumbrances or restrictions relating to any Lien permitted under this Agreement imposed by the holder of such Lien that limit the right of the relevant obligor to transfer assets that are subject to such Lien;

(xi)               encumbrances or restrictions relating to any Lien on any asset or property at the time of acquisition of such asset or property by the Borrower or any Subsidiary;

(xii)               [reserved];

(xiii)               encumbrances or restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business;

(xiv)               with respect to clause (c) only, any encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests, licenses, joint venture agreements and agreements similar to any of the foregoing to the extent such provisions restrict the transfer of the property subject to such leases, licenses, joint venture agreements or similar agreements;

(xv)               with respect to clause (c) only, any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Subsidiary that is not a Subsidiary Guarantor to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(xvi)               any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, agreements, instruments or obligations referred to in this Section 6.09; provided that, as reasonably determined by the Borrower in good faith, such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings;

(xvii)               (A)  encumbrances or restrictions imposed by the Prepetition Credit Agreement and the other Prepetition Loan Documents and (B) encumbrances or restrictions imposed by the Prepetition Secured Notes; and

(xviii)                encumbrances imposed by any applicable law as a result of any Person’s status as a “debtor” under the Bankruptcy Case or the commencement of the Chapter 11 Case.

Section 6.10        Financial Maintenance Covenants.

(a)                The Borrower will not permit the Liquidity as of the end of any Business Day to be less than $20,000,000; provided, that the Borrower shall be entitled to cure any non-compliance with the foregoing within two Business Days of such non-compliance, provided that Liquidity shall not be less than $15,000,000 at any time during such two Business Day period.

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(b)                The Borrower will not, and will cause each of its Subsidiaries not to, permit total cash disbursements, excluding Professional Fees and fees payable to the Administrative Agent and the Lenders under this Agreement, (i) for any week, commencing with the fourth week after the Closing Date, to exceed the projected amounts in the Budget for such week by more than fifteen percent (15%), or (ii) for any three-week period, to exceed the projected amounts in the Budget for such period by more than ten percent (10%), in each case as measured on a weekly basis and reported to the Administrative Agent in each Variance Report.

Section 6.11.        Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make any advance, loan, extension of credit (by way of Guarantee or otherwise) or capital contribution to, or purchase any Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, any other Person (all of the foregoing, “Investments”) except:

(a)               extensions of trade credit and credit to customers in the ordinary course of business;

(b)              Investments in cash and Cash Equivalents and Investments that were Cash Equivalents when made;

(c)              [reserved];

(d)              Investments made by the Borrower or any Subsidiary in the Borrower or any Subsidiary, provided that with respect to Investments by Loan Parties in Non-Loan Parties pursuant to this clause  (d), (i) each such Non-Loan Party must be a Wholly Owned Subsidiary and must be solvent and (ii) the aggregate outstanding amount of all such Investments shall not exceed $1,000,000 at any time;

(e)               any Investment existing on, or made pursuant to binding commitments existing on, the Closing Date and set forth on Schedule 6.11;

(f)              [reserved];

(g)              accounts, chattel paper and notes receivable arising from the sale or lease of goods or the performance of services in the ordinary course of business;

(h)              Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers arising in the ordinary course of business;

(i)              [reserved];

(j)              Investments arising out of the receipt by the Borrower or a Subsidiary of noncash consideration for any Asset Sale permitted under Section 6.04;

(k)              lease, utility and other similar deposits in the ordinary course of business; and

(l)              to the extent constituting Investments, the Transactions.

Section 6.12       Restrictive Agreements.

(a)                   The Borrower will not, and will not permit any Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits or restricts the ability of the Borrower or any Subsidiary to create, incur or permit to exist

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any Lien upon any of its property or assets; provided that (A) the foregoing shall not apply to prohibitions, restrictions and conditions imposed by any Requirement of Law (including the Bankruptcy Code and any other law applicable to such Person as a result of such Person’s status as a “debtor” under the Bankruptcy Code), Permitted Encumbrances, the documents governing any Indebtedness permitted to be incurred pursuant to Section 6.01(c), or by any Loan Document, any Prepetition Loan Documents or the Prepetition Secured Notes Indenture, (B) the foregoing shall not apply to prohibitions, restrictions and conditions contained in agreements relating to the disposition of any assets pending such disposition, provided such prohibitions, restrictions and conditions apply only to the assets or Subsidiary that is to be disposed of and such disposition is permitted hereunder, (C) the foregoing shall not apply to prohibitions, restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement if such restrictions or conditions either (1) apply only to the property or assets securing such Indebtedness, or (2) do not restrict the granting of Liens by the Loan Parties to secure the maximum amount of the Total Revolving Commitments in effect on the Closing Date, (D) the foregoing shall not apply to customary prohibitions, restrictions or conditions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 6.11 and applicable solely to such joint venture and entered into in the ordinary course of business, and (E) the foregoing shall not apply to customary prohibitions or restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such prohibitions or restrictions relate to the assets subject thereto or are customary provisions in leases and other contracts restricting the subletting or assignment thereof.

Section 6.13       Restrictions on Amendments of Certain Documents.

(a)                The Borrower will not, and will not permit any Subsidiary to amend their organizational documents in a manner that is materially adverse to the Lenders.

(b)                [Reserved].

 Section 6.14       Lines of Business. The Borrower and its Subsidiaries will not engage in any material line of business other than the lines of business conducted by the Borrower and its Subsidiaries on the Closing Date and any Related Business, except for any changes (a)that result from any Asset Sale or other Disposition permitted hereunder, (b)made in connection with the Loan Parties’ long-term business plans as contemplated in the Budget or (c)that are required by the Bankruptcy Court or under the Bankruptcy Code.

Section 6.15      Bankruptcy Matters. The Borrower will not, and will not permit any of its Subsidiaries, to:

(a)              at any time, seek or consent to any reversal, modification, amendment, stay or vacation of (i) any “first day order” entered by the Bankruptcy Court in the Chapter 11 Case, if such reversal, modification, amendment, stay or vacation would reasonably be expected to have an adverse effect on the rights of the Lenders under this Agreement, (ii) the Interim DIP Order or (iii) the Final DIP Order, in each case, absent the written consent of the Administrative Agent (which consent shall not be unreasonably withheld in the case of immaterial modifications to the Interim Order or the Final Order);

(b)              at any time, seek or consent to a priority for any administrative expense or unsecured claim against any Loan Party (now existing or hereafter arising) of any kind or nature whatsoever, including, without limitation, any administrative expenses of the kind specified in, or arising or ordered under, Sections 105(a), 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 726, 1113 and 1114 of the Bankruptcy Code equal or superior to the priority of the Secured Parties in re-

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spect of the Obligations, other than for the Carve-Out and as otherwise expressly permitted by this Agreement or the Orders; or

(c)              permit to be filed with the Bankruptcy Court any of the following unless such motion, pleading, proposed order or other document is in form and substance reasonably satisfactory to: (i) the Administrative Agent, in the case of any motion seeking approval of the DIP Facility, any cash management arrangements and procedures, any Order and the Cash Management Order; (ii) the Administrative Agent and the Required Lenders, in the case of the proposed form of the Initial DIP Order and the Final DIP Order; (iii) the Administrative Agent, in the case of any pleading or proposed order relating to the Loan Documents not addressed in the preceding clauses (i) and (ii); (iv) the Administrative Agent and the Required Lenders, in the case of any motion or proposed form of order relating to any management equity plan, incentive, retention or severance plan; or (v) the Administrative Agent and the Required Lenders, in the case of any motion and proposed form of order relating to the assumption, rejection, modification or amendment of any material contract;

(d)              prior to the Facility Termination Date, pay any administrative expense claims of the Loan Parties except (i) the Obligations then due and payable hereunder, (ii) Professional Fees, or (iii) other administrative expense and professional claims in accordance with the Budget (subject to the variances therefrom permitted under Section  6.10(b)), in each case to the extent and having the order of priority set forth in the Orders.

ARTICLE VII

Events of Default

Section 7.01        Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)              the Borrower shall fail to pay any principal of any Loan or any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)               the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)               any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in this Agreement or any other Loan Document or any amendment, modification or waiver in respect thereof, or in any certificate furnished pursuant to this Agreement or any other Loan Document or any amendment, modification or waiver in respect thereof, shall prove to have been incorrect in any material respect when made or deemed made;

(d)               any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(f), 5.01(g), 5.01(h), 5.01(i), 5.02, 5.03 (with respect to the Borrower’s existence), 5.06(b), 5.08, 5.14, 5.15 or in Article VI;

(e)               any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party (other than those specified in clause (a), (b), (c) or (d) of this Section 7.01), and such failure shall  con-

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tinue unremedied for a period of thirty (30) days after the earlier of (i) the date on which written notice thereof is delivered by the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) and (ii) the date on which any Loan Party acquires knowledge thereof;

(f)               the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after any applicable grace period therefor; provided that with respect to any such failure that occurred prior to the Petition Date or with respect to the Prepetition Credit Agreement or the Prepetition Secured Notes Indenture, such failure or event shall be an Event of Default solely to the extent not subject to the automatic stay by the Bankruptcy Court thereof;

(g)               any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; provided, further, that with respect to any such event or condition that occurred prior to the Petition Date or with respect to the Prepetition Credit Agreement or the Prepetition Secured Notes Indenture, such failure or event shall be an Event of Default solely to the extent not subject to the automatic stay by the Bankruptcy Court;

(h)             [reserved];

(i)              [reserved];

(j)              one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 (to the extent not adequately covered by insurance) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(k)               the occurrence of one or more ERISA Events in an aggregate amount in excess of $4,000,000, except in connection with any Asset Sale permitted under Section  6.04;

(l)               at any time, the Collateral Documents shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing, or any material Lien created by the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (except, in each case, as permitted under the Loan Documents);

(m)              this Agreement or the Guarantee Agreement shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing, except as permitted under the Loan Documents;

(n)              a Change of Control shall occur; or

(o)               any of the following shall occur:

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(i)                     (A) any Chapter 11 Case shall be dismissed (which dismissal does not require as a condition to such dismissal the occurrence of the Facility Termination Date and the payment in full in cash of all Prepetition Priority Payment Obligations (unless holders of more than fifty percent (50%) of all Revolving Commitments held by holders of Prepetition Priority Payment Obligations agree (such agreement not to be unreasonably withheld) to some other treatment for the Prepetition Priority Payment Obligations) or converted to a case under Chapter 7 of the Bankruptcy Code or the Loan Parties (or any of them) shall file a motion or other pleading seeking the dismissal or conversion of any Chapter 11 Case under Section 1112 of the Bankruptcy Code or otherwise, in each case without the consent of the Administrative Agent or the Required Lenders; (B) a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business of any of the Loan Parties (powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any Chapter 11 Case, provided that the appointment of a Chapter 11 trustee or officer or examiner with enlarged powers shall not be an Event of Default hereunder if (1) such relief is sought by the Administrative Agent and the Required Lenders or (2) the Administrative Agent and the Required Lenders waive such Event of Default in connection with such appointment; (C) the board of directors of one or more of the Loan Parties shall authorize a liquidation of any Loan Party’s business, except with the prior written consent of the Administrative Agent; (D) the Loan Parties file an application or motion for the approval of any other Superpriority Claim that is pari passu with or senior to the claims of the Secured Parties granted or created hereunder, under any of the other Loan Documents or any of the Orders if the proceeds thereof are not used to cause the occurrence of the Facility Termination Date (other than the Carve-Out, which shall have a Superpriority Claim ranking as set forth in the Interim DIP Order and, when applicable, the Final DIP Order, and any adequate protection liens granted under the Orders); or (E) the Loan Parties shall file an application or motion for the approval of any Lien in any Chapter 11 Case that is pari passu with or senior to the Liens of the Secured Parties granted or created hereunder, under any of the other Loan Documents or any of the Orders (other than Liens of third parties securing the Carve-Out and any other Liens permitted by this Agreement and the other Loan Documents, which shall have the ranking as set forth in the Interim DIP Order, the Final DIP Order or this Agreement, as applicable);

(ii)                     the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code pertaining to the Collateral to the holder or holders of any security interest to (A) permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Loan Parties in an amount in excess of $1,000,000, individually or in the aggregate (except as otherwise permitted in writing by the Administrative Agent and the Required Lenders) or (B) permit other actions that would reasonably be expected to have a Material Adverse Effect;

(iii)                     (1) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of ten (10) calendar days, vacating or otherwise amending, supplementing or modifying the Interim DIP Order and/or the Final DIP Order in each case in a manner that is materially adverse to the Lenders, without the prior written consent of the

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Administrative Agent and the Required Lenders, or any Loan Party shall apply for authority to do so, without the prior written consent of the Administrative Agent and the Required Lenders, (2) an order with respect to any Chapter 11 Case shall be entered by the Bankruptcy Court without the express prior written consent of the Administrative Agent and the Required Lenders granting any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) with priority equal or superior to the priority of the claims of the Secured Parties in respect of the Obligations except as otherwise permitted under this Agreement, (3) an order of the Bankruptcy Court shall be entered permitting the grant of a Lien on the Collateral, other than as contemplated herein and in the Orders, or as otherwise permitted hereunder or consented to by the Administrative Agent and the Required Lenders, (4) the Interim DIP Order and/or the Final DIP Order shall cease to create a valid and perfected first-priority (subject to the priorities of other Liens and the Carve-Out referenced in Section 2.23(a)) Lien on the Collateral or otherwise cease to be valid and binding and in full force and effect, (5) any of the Loan Parties shall fail to comply with any material provision (or any provision in such a way as is materially adverse to the interests of the Secured Parties) of the Interim DIP Order and/or the Final DIP Order (in each case, after giving effect to any applicable grace period in the Interim DIP Order or Final DIP Order, as applicable), (6) any Loan Party shall seek any modification of the Interim DIP Order and/or the Final DIP Order or assert in any pleading filed in any court that any material provision of the Interim DIP Order and/or the Final DIP Order is not valid and binding for any reason or otherwise modifying the Interim DIP Order and/or the Final DIP Order in a manner materially adverse to the Secured Parties, (7) the period provided by Section 1121 of the Bankruptcy Code for the Loan Parties’ exclusive right to file a plan shall expire or terminate, or the Loan Parties shall move to extend such period without the consent of the Administrative Agent and the Required Lenders, or (8) any Loan Party is enjoined, restrained or in any way prevented by court order from continuing or conducting all or any material part of its business or affairs;

(iv)                     except as permitted by this Agreement, the Orders or as otherwise agreed to by the Administrative Agent and the Required Lenders, the Loan Parties shall make (or shall have made) any Prepetition Payment other than Prepetition Payments authorized by the Bankruptcy Court in accordance with orders of the Bankruptcy Court reasonably acceptable to the Administrative Agent;

(v)                     the Bankruptcy Court shall enter an order avoiding or requiring disgorgement by the Secured Parties of any amounts received in respect of the Obligations;

(vi)                     the Bankruptcy Court shall enter an order or orders to sell, transfer, lease, exchange, alienate or otherwise dispose of any assets, properties or equity of any Loan Party pursuant to Section 363 of the Bankruptcy Code without the consent of the Administrative Agent unless such order or orders contemplate the occurrence of the Facility Termination Date and the payment in full in cash of the Prepetition Priority Payment Obligations;

(vii)                     any of the Loan Parties shall take any action in support of any matter set forth in clauses (i) through (vi) above or any other Person shall do so and such application is not contested in good faith by the Loan Parties and the relief requested is granted in an order that is not stayed pending appeal;

(viii)                     any Loan Party shall file a motion, pleading or proceeding which could reasonably be expected to result in a material impairment of the rights or interests of the Lenders taken as a whole (in their capacity as such) or a determination by a court with respect to a motion, pleading or proceeding brought by another party which results in such a material impairment;

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(ix)                     any Loan Party shall file a motion in any Chapter 11 Case (i) to use Specified Cash Collateral under Section 363(c) of the Bankruptcy Code without the consent of the Lenders, (ii) to obtain additional financing under Sections 364(c) or (d) of the Bankruptcy Code not otherwise permitted under this Agreement unless the proceeds of such financing would be used to cause the occurrence of the Facility Termination Date or (iii) to take any other action or actions that would otherwise have a Material Adverse Effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document or the collectability of all or any portion of the Obligations;

(x)                     the filing or support by any Loan Party of any Plan of Reorganization that is not approved by the Administrative Agent and the Required Lenders unless such Plan of Reorganization causes the Facility Termination Date to occur and the payment in full in cash of all Prepetition Priority Payment Obligations (unless holders of more than fifty percent (50%) of all Revolving Commitments held by holders of Prepetition Priority Payment Obligations agree (such agreement not to be unreasonably withheld) to some other treatment for the Prepetition Priority Payment Obligations), in each case, on the effective date of such Plan of Reorganization;

(xi)                     the entry of an order of the Bankruptcy Court confirming any Plan of Reorganization that is not approved by the Administrative Agent and the Required Lenders unless such Plan of Reorganization causes the Facility Termination Date to occur on the effective date of such Plan of Reorganization;

(xii)                     subject to any requirements to the contrary in the Orders or any other order of the Bankruptcy Court (which order shall be reasonably acceptable to the Required Lenders), the Loan Parties fail to disburse the sale proceeds to the Administrative Agent contemporaneously with the closing of a sale of substantially all of the Loan Parties’ assets, subject to funding of any escrows in respect of the Carve-Out and any wind-down fund provided for in the Orders;

(xiii)                     the grant of a change of venue with respect to the Chapter 11 Case or any adversary proceeding to which the Administrative Agent or any Lender is a party shall be granted without the consent of the Administrative Agent and the Required Lenders;

(xiv)                     entry of an order by the Bankruptcy Court authorizing or directing payment of any claim or claims under Section 506(c) of the Bankruptcy Code against any holder of the Obligations; or

(xv)                     any holder of a junior adequate protection lien takes any action to foreclose its rights with respect to such junior adequate protection lien.

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent may, or at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:  (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable during the continuation of such event) by the Borrower, and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind (other

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than notice from the Administrative Agent), all of which are hereby waived by the Borrower and (iii) require all outstanding Letters of Credit to be cash collateralized in accordance with Section 2.17(k).

ARTICLE VIII

The Administrative Agent

Section 8.01        Appointment and Authorization. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Cash Management Bank) and the Issuing Bank hereby irrevocably appoint and authorize the Administrative Agent to act as the agent of such Lender or Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of thisArticle VIIIand Article IX(including Section 9.04, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 8.02      Administrative Agent and Affiliates. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 8.03       Action by Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02or 9.03), and (c)except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided inSection 9.02or 9.03) or otherwise, in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered under or in connection with this Agreement or any other Loan Document, (iii)the performance or observance of any of the covenants, agreements or other terms or conditions set

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forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien purported to be created by the Collateral Documents or the value or sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth inArticle IVor elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent..

Section 8.04        Consultation with Experts. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05         Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct with respect to the actions of such sub-agents or their selection..

            Section 8.06       Successor Administrative Agent.

(a)               The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall an such successor Administrative Agent be a Defaulting Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)               If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

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(c)               With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 9.06 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)               Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank.  If Bank of America resigns as the Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC Exposure with respect thereto, including the right to require the Lenders to make ABR Loans or fund risk participations.  Upon the appointment by the Borrower of a successor Issuing Bank hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (b) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 8.07       Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

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Section 8.08        No Other Duties . Notwithstanding anything to the contrary herein, the sole lead arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, if applicable, as the Administrative Agent, a Lender or the Issuing Bank.  Each Lender acknowledges that it has not relied, and will not rely, on the lead arranger in deciding to enter into this Agreement or any other Loan Document or in taking or not taking any action hereunder or thereunder.

Section 8.09        Tax Indemnification by the Lenders. T o the extent required by any applicableRequirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions ofSection 2.14, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under thisSection 8.09.  The agreements in thisSection 8.09shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of thisSection 8.09, the term “Lender” includes the Issuing Bank.

Section 8.10       Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)                to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under this Agreement) allowed in such judicial proceeding; and

(b)                to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the

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reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 or Section 9.03 of this Agreement, and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 8.11        Obligations Under Cash Management Agreements. No Cash Management Bank that obtains the benefits of any Loan Document by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank.

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Section 8.12       Certain ERISA Matters.

(a)                Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)               such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,

(ii)                the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)                (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)                such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)                In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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ARTICLE IX

Miscellaneous

Section 9.01         Notices.

(a)                 Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)               if to the Borrower, the Administrative Agent or the Issuing Bank, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and

(ii)                if to any other Lender, to the address, facsimile number, electronic mail address or tele-phone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b)                Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet web-sites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Issuing Bank or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

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(c)                 THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet.

(d)                Each of the Borrower, the Administrative Agent and the Issuing Bank may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the Issuing Bank.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Requirements of Law, including United States Federal and state securities Requirements of Law, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)                The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, notices with respect to Letters of Credit under Section 2.17 and Notices of Loan Prepayment) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 9.02         Waivers; Amendments.

(a)                 No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agree-

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ment or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)                Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, amended and restated or modified except (x) as provided in Section 2.11(c) or in the definition of “Maturity Date”, or (y) pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders and acknowledged by the Administrative Agent or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement contemplated by this clause (y) shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce or forgive the rate of interest thereon, or reduce or forgive any fees payable hereunder, without the written consent of each Lender directly affected thereby (it being understood that the waiver of (or amendment to the terms of) any obligation to pay amounts pursuant to Section 2.10(c) shall not constitute a reduction or forgiveness of principal, interest or fees), (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.15 without the written consent of each Lender adversely affected thereby, (v) release the Borrower from its obligations under this Agreement or the other Loan Documents without the written consent of each Lender prior to the Facility Termination Date, (vi) except as provided in Section 9.15(b)(i), release all or substantially all of the Collateral securing the Obligations or all or substantially all of the value of the Guarantees provided by the Guarantors taken as a whole without the written consent of each Lender, or (vii) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be, (B) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (C)  the provisions of this Section 9.02(b) shall be, with respect to any Defaulting Lender, subject to the terms of Section 2.18(b) and (D) the obligation of the Borrower to make any payment required by Section 2.08(c) may be amended or waived with the consent of the Required Lenders.

(c)                Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made (including by amendment and restatement) with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary (A) to cure any ambiguity, omission, error, defect or inconsistency and, in each case under this clause (A), such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within ten Business Days following receipt of notice thereof or (B) to effect any amendment or modification to this Agreement in a manner consistent with and permitted under Section 2.11(c) or the definition of “Maturity Date”.

Section 9.03          No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the Issuing Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver

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thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.01 for the benefit of all the Lenders and the Issuing Bank; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Bank) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.09 (subject to the terms of Section 2.15), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 7.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.15, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 9.04            Expenses; Indemnity; Damage Waiver.

(a)

(i)               The Borrower shall pay (A) all reasonable, documented, out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank, and their respective Related Parties (but limited (x) in the case of legal expenses to the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel and of one conflicts counsel, in each case, for both the Administrative Agent and the Prepetition Agent and (y) in the case of expenses incurred in connection with the retention of a financial advisor, to one financial advisor for both the Administrative Agent and the Prepetition Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, the Interim DIP Order, the Final DIP Order, any Plan, any amendments, restatements, modifications or waivers (or any proposed amendments, restatements, modifications or waivers) of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or such other orders of the Bankruptcy Court for which the Administrative Agent’s consent or approval is required under the terms of this Agreement or the Orders, (B) all reasonable, documented, out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (C) all reasonable, documented, out-of-pocket expenses incurred by the Administrative Agent, any Lender and the Issuing Bank (but limited in the case of legal expenses to the reasonable and documented out-of-pocket fees, charges and disbursements of (x) one primary counsel and one local counsel in each applicable jurisdiction, in each case, for the Administrative Agent, the Lenders and the Issuing Bank, taken as a whole, and (y) in the case of any actual or perceived conflict of interest, one primary conflicts counsel and one local conflicts counsel in each applicable jurisdiction for all similarly affected Persons, taken as a whole) in connection with the enforcement or protection of its rights (1) in connection with this Agreement and the

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other Loan Documents, including its rights under this Section, or (2) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable, documented, out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, in each case, subject to receipt by the Borrower of an invoice.

(ii)               The Borrower shall be invoiced monthly for the fees and expenses contemplated by this Section 9.04(a); provided no failure by any applicable Person to provide any such invoice on a monthly basis shall constitute a waiver of its rights or the Borrower’s obligations under this Section 9.04(a). All such fees and expenses shall be paid by the Borrower on the tenth (10th) Business Day following delivery of the applicable invoice; provided, that the Administrative Agent, any Lender or the Issuing Bank, as applicable, shall provide copies of each invoice to the United States Trustee and the Unsecured Creditors Committee in the Chapter 11 Case and allow such parties ten (10) Business Days to review and object to any such invoice.  In the event that an objection is asserted, the Borrower shall: (A) pay the undisputed portion of the applicable fees and expenses pursuant to the terms of this section; and (B) not be required to pay the disputed portion of the applicable fees and expenses until such time as the Bankruptcy Court as made a determination regarding such objection.

(b)                The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable, documented, out-of-pocket related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee) that may be incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Borrower or any of its Subsidiaries, or any action or proceeding relating to Environmental Laws related in any way to a Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or by any such person’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith or a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)                 To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by the Borrower to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each

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Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Issuing Bank in connection with such capacity.

(d)                To the fullest extent permitted by applicable law, the parties shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the foregoing shall not in any way limit the indemnification obligations of the Borrower pursuant to clause (b) above to the extent that such special, indirect, consequential or punitive damages are included in any claim by a third party unaffiliated with the applicable Indemnitee with respect to which the applicable Indemnitee is entitled to indemnification pursuant to clause (b) above.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)                All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)                 The agreements in this Section shall survive the resignation of the Administrative Agent and the Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 9.05        Successors and Assigns.

(a)                The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“assignee” or “assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans at the time owing to it) with the prior written consent of:

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(A)               the Borrower (such consent not to be unreasonably withheld or delayed; provided that no consent of the Borrower shall be required for an assignment (1) of a Revolving Commitment or Revolving Loans to a Lender, an Affiliate of a Lender or an Approved Fund or (2) if an Event of Default has occurred and is continuing, any other assignee; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice of the proposed assignment;
(B)               the Administrative Agent (such consent not to be unreasonably withheld or delayed); and
(C)               in the case of an assignment of a Revolving Commitment, the Issuing Bank (such consent not to be unreasonably withheld or delayed).

(ii)           Assignments shall be subject to the following additional conditions:

(A)              except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless the Administrative Agent shall otherwise consent;
(B)                each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Revolving Commitments or Revolving Loans;
(C)               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless waived by the Administrative Agent in its sole discretion);
(D)              the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
(E)               the assignee shall not be (i) the Borrower or any of the Borrower’s Affiliates or (ii) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person); and
(F)               no Ineligible Institution shall constitute a permitted assignee under this Agreement.

(iii)              Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the

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assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.04).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.05 shall be null and void.

(iv)                 The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and related interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s own interests only), at any reasonable time and from time to time upon reasonable prior notice.

(v)                    Upon its receipt of a duly completed Assignment and Assumption with respect to a permitted assignment executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section (unless waived), and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)                (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks, institutions or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) or the first proviso to Section 9.03(b) that affects such Participant.  Subject to paragraph  (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations of such Sections; provided that any documentation required to be provided pursuant to Section 2.14(e) shall be provided solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15(e) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Par-

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ticipant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding or other governmental inquiry to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii)             A Participant shall not be entitled to receive any greater payment under Section 2.12 or  2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law after the Participant becomes a Participant.

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other applicable central bank that governs or regulates the activities of such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                [Reserved].

Section 9.06         Survival . All covenants, agreements, representations and warranties made by any Loan Parties herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Revolving Commitments have not expired or terminated.  The provisions of Sections 2.12, 2.13, 2.14 and 9.04 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments, any assignment of rights by or replacement of a Lender or the termination of this Agreement or any provision hereof.

   Section 9.07         Counterparts; Integration; Conflicts with Orders; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, the Interim DIP Order, the Final DIP Order and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  In the event of any conflict between any Order and the provisions of any other Loan Document, the provisions of the applicable Order shall control.  This Agreement shall become effective as provided in Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by email or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

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Section 9.08    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09        Right of Setoff. Subject to the terms of the Orders, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.  Each Lender agrees to notify the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.10        Governing Law; Jurisdiction; Consent to Service of Process.

(a)                 Subject to any applicable Debtor Relief Law, this Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby (including any power of attorney set forth in the Loan Documents) and thereby shall be governed by and construed in accordance with the law of the State of New York (and, to the extent applicable, the Bankruptcy Code).

(b)                 The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Issuing Bank or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the Bankruptcy Court and if the Bankruptcy Court does not have or abstains from exercising jurisdiction, the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or any other Loan Party or their respective properties in the courts of any jurisdiction.

(c)                 The Borrower and each other Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)                Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.11        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED TO IT, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

  Section 9.12         Headings . Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13       Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or an agreement described in clause (f) hereof or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower, (i) on a confidential basis to (x) any rating agency in connection with rating the Borrower or any of its subsidiaries or the Loans hereunder, (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities or (z) market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the other Loan Documents or (j) subject to an agreement containing provisions substantially the same as those of this Section, to any Person to whom or for whose benefit that such Lender pledges or assigns a security interest pursuant to Section 9.05(d).  For the purposes of this Section, “Information” means all information received from the Borrower or its Affiliates relating to the Borrower, its subsidiaries or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or its Affiliates and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if

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such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would reasonably accord to its own confidential information.

Subject to Section 9.18, each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

Subject to Section 9.18, all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities.  Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

Section 9.14         USA PATRIOT Act. Each Lender subject to the Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is hereby required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act

Section 9.15          Collateral and Guarantee Matters.

(a)                 [Reserved].

(b)                Each of the Lenders (including in its capacities as a potential Cash Management Bank with respect to rights granted under the Orders) and the Issuing Bank irrevocably authorizes and directs the Administrative Agent to, and the Administrative Agent shall, upon the request of the Borrower, release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the occurrence of the Facility Termination Date, (ii) subject to Section 9.02, upon any sale, transfer or other disposition not prohibited hereunder or under any other Loan Document to any Person other than a Loan Party, (iii) subject to Section 9.02, if approved, authorized or ratified in writing by the Required Lenders, (iv) owned by a Subsidiary Guarantor upon (or substantially simultaneously with) release of such Subsidiary Guarantor from its obligations under its Guarantee Agreement pursuant to clause (c) below, or (v) subject to Section 9.02, as expressly provided in the Collateral Documents.

(c)                Each of the Lenders (including in its capacities as a potential Cash Management Bank) and the Issuing Bank irrevocably authorizes and directs the Administrative Agent to, and the Administrative Agent shall, upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the Guarantee Agreement (i) in the event of dissolution of such Person, (ii) [reserved], (iii) if the obligations under this Agreement are discharged in accordance with the terms of this Agreement or (iv) as otherwise expressly provided in the Guarantee Agreement.

(d)                Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or release any Subsidiary Guarantor from its obligations under the Guarantee Agreement.  In

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each case as specified in this Section 9.15, the Administrative Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Subsidiary Guarantor from its obligations under the Guarantee Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.15; subject to receipt by the Administrative Agent of a certificate of an authorized officer of the Borrower certifying that such transaction and release are permitted under this Agreement and the other Loan Documents.

Section 9.16         No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees for itself and on behalf of the Loan Parties that (i) the Revolving Facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Agent Parties and the Lenders, on the other hand, and the Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Agent Parties and the Lenders is and has been acting solely as a principal and is not the agent or fiduciary for the Loan Parties; (iii) the Agent Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Agent Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (iv) the Agent Parties and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

Section 9.17        Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent may, but shall not be obligated to, make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

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Section 9.18         Electronic Execution of Assignments and Certain Other Documents. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each, a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  The Borrower agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Section 9.19        Acknowledgement and Consent to Bail-In of Affected Financial Institution. Solely to the extent any Lender or Issuing Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(A)              a reduction in full or in part or cancellation of any such liability;
(B)              a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such

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shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 9.20         [Reserved].                                                       .

Section 9.21          Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)                 In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 9.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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